Exhibit 10.2

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

MILAN PARENT, LLC

Dated as of [ ● ], 2021

THE LIMITED LIABILITY COMPANY INTERESTS IN MILAN PARENT, LLC HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MAY BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGER AND ANY HOLDER OF SUCH INTERESTS.

i

ii

Schedules & Exhibits

Schedule 1	–	Schedule of Pre-IPO Members
Schedule 2	–	Member Schedule

Exhibit A	–	Equity Incentive Plan Implementation Guidelines

iii

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of MILAN PARENT, LLC, a Delaware limited liability company (the “Company”), dated as of [ ● ], 2021 (the “Restatement Date”), by and among the Company, Milan Laser Inc., a Delaware corporation (“PubCo”, as the initial Manager (as defined below)), and the Members (as defined below).

W I T N E S E T H:

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “LLC Act”), pursuant to the Certificate of Formation of the Company filed in the Office of the Secretary of State of the State of Delaware on June 3, 2019;

WHEREAS, prior to the IPO (as defined below), the Company was governed by that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 31, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Second Amended and Restated Agreement”), which the parties listed on Schedule 1 hereto executed in their capacity as members (including pursuant to consents and joinders thereto) (collectively, the “Pre-IPO Members”);

WHEREAS, in connection with the IPO, the Company was a party to a series of reorganization transactions with PubCo and various other parties;

WHEREAS, in connection with the IPO, the Company, PubCo and the Pre-IPO Members desire to recapitalize all of the Original Units (as defined below) into Class A Common Units (as defined below) and Class B Common Units (as defined below) (collectively, the “Recapitalization”) as provided herein;

WHEREAS, in connection with the IPO, Green Equity Investors Side VII, L.P.’s, a Delaware limited partnership (the “Blocker Stockholder”), interests in Milan Blocker LLC, a Delaware limited liability company (the “Blocker Corporation”), were exchanged for shares of Class C Common Stock (as defined below) and cash using a portion of the net proceeds received from the IPO (the “Blocker Merger”);

WHEREAS, in connection with the IPO, the Pre-IPO Members (other than the Blocker Corporation) desire to contribute all of the Class B Common Units received in the Recapitalization to PubCo in exchange for shares of Class B Common Stock (as defined below) and PubCo, as the holder of a majority of the Class B Common Units, desires to elect PubCo as the Manager (as defined below);

WHEREAS, PubCo will sell shares of its Class A Common Stock (as defined below) to public investors in the IPO and will use a portion of the net proceeds received from the IPO (the “IPO Net Proceeds”) to (i) purchase newly issued Class A Common Units from the Company pursuant to the IPO Common Unit Subscription Agreement (as defined below) and (ii) purchase certain Class A Common Units (and an equal number of shares of Class B Common Stock) held by the Pre-IPO Members;

WHEREAS, PubCo may issue additional shares of Class A Common Stock in connection with the IPO as a result of the exercise by the underwriters of their over-allotment option (the “Over-Allotment Option”) and, if the Over-Allotment Option is exercised in whole or in part, any additional net proceeds (the “Over-Allotment Option Net Proceeds”) (i) shall be used by PubCo to purchase certain Class A Common Units (and an equal number of shares of Class B Common Stock) held by the Pre-IPO Members and (ii) may be used by PubCo to purchase additional newly issued Class A Common Units from the Company pursuant to the IPO Common Unit Subscription Agreement; and

WHEREAS, in connection with the foregoing matters, the Company and the Members desire to continue the Company without dissolution and amend and restate the Second Amended and Restated Agreement in its entirety as of the Restatement Date to reflect, among other things, (i) the Recapitalization, (ii) the addition of PubCo as a Member and (iii) the other rights and obligations of the Members, the Company and the Manager.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the Second Amended and Restated Agreement in its entirety as follows:

Article I

DEFINITIONS AND USAGE

Section 1.01            Definitions.

(a)            The following terms shall have the following meanings for the purposes of this Agreement:

“Additional Member” means any Person admitted as a Member of the Company pursuant to Section 3.03 in connection with the issuance of new Units to such Person after the Restatement Date.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)           credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentence in Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)           debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” of any specified Person means any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such first specified Person; provided, that for purposes of this Agreement, (a) no Member (or equityholder of such Member) shall be deemed to be an Affiliate of any other Member (or equityholder of such Member) solely by virtue of this Agreement, (b) the Company, on the one hand, and each of the Members (and each equityholder of any such Member), on the other hand, shall not be deemed to be Affiliates of each other solely by virtue of this Agreement and (c) an Affiliate of a Person shall not include any portfolio company (not including PubCo, the Company or any of their Subsidiaries) in which such Person or its Affiliates or any of its Affiliates’ investment funds have made an equity investment.

“Black-Out Period” means any “black-out” or similar period under PubCo’s policies covering trading in PubCo’s securities (including any Trading Policy) to which the applicable Redeeming Member is subject (or will be subject at such time as it owns Class A Common Stock or Class C Common Stock), which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock or Class C Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement.

“Business Day” means any day excluding Saturday, Sunday or any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions in the State of New York are authorized or required by Law or other governmental action to close.

“Capital Account” means the capital account established and maintained for each Member pursuant to Section 5.02.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Carrying Value of any Property (other than money) contributed to the Company with respect to any Units held or purchased by such Member.

“Carrying Value” means, with respect to any Property (other than money), such Property’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a)           the initial Carrying Value of any such Property contributed by a Member to the Company shall be the fair market value of such Property, as determined by the Manager; and

(b)           the Carrying Values of all such Property may, as determined by the Manager, be adjusted to equal their respective fair market values at the following times: (i) immediately prior to the contribution of more than a de minimis amount of money or other Property to the Company by a new or existing Member as consideration for an interest in the Company; (ii) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of Property (other than cash) in exchange for all or a portion of such Member’s interest in the Company; (iii) immediately prior to the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and (iv) in connection with a grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or by a new Member acting in a Member capacity or in anticipation of becoming a Member; provided, however, that adjustments pursuant to clauses (i), (ii) or (iv) of this paragraph need not be made if the Manager reasonably determines that such adjustments are not necessary or appropriate to reflect the relative economic interests of the Members and that the absence of such adjustments does not adversely and disproportionately affect any Member.

In the case of any Property of the Company that has a Carrying Value that differs from its adjusted tax basis, the Carrying Value shall be adjusted by the Depreciation taken into account with respect to such Property for purposes of computing Net Income and Net Loss.

“Cash Settlement” means, with respect to any Redemption, immediately available funds in U.S. dollars in an amount equal to the product of (a) the number of Redeemed Units subject thereto multiplied by (b) the Class A Common Unit Redemption Price.

“Change of Control” means the occurrence of any of the following events:

(a)           any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any (i) employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, or (ii) “person” or “group” who, on the date of the consummation of the IPO, is the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of PubCo representing more than 50% of the combined voting power of PubCo’s then outstanding voting securities) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of PubCo (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of PubCo entitled to vote;

(b)           the stockholders of PubCo approve a plan of complete liquidation or dissolution of PubCo or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by PubCo of all or substantially all of PubCo’s assets (including a sale of all or substantially all of the assets of the Company);

(c)           there is consummated a liquidation, merger, share exchange or consolidation of PubCo with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of PubCo immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(d)           PubCo ceases to be the sole Manager of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which (i) the record holders of the Class A Common Stock, Class B Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of PubCo immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of PubCo immediately following such transaction or series of transactions or (ii) in the case of the foregoing clauses (a) or (c), either LGP or the Co-founder Entities are the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of PubCo (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of PubCo entitled to vote (or, in the case of a transaction described in the foregoing clause (c), more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger of consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof).

“Class A Common Stock” means Class A common stock, $0.01 par value per share, of PubCo.

“Class A Common Unit” means a Unit designated as a “Class A Common Unit” and having the rights and obligations specified with respect to a “Class A Common Unit” in this Agreement.

“Class A Common Unit Redemption Price” means, with respect to any Redemption or Direct Exchange, (a) if the Class A Common Stock trades on a securities exchange or automated or electronic quotation system, the average of the volume-weighted closing price for a share of Class A Common Stock (or any class of stock into which it has been converted) on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported on bloomberg.com, for each of the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock or (b) if the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, the fair market value of one share of Class A Common Stock, as determined by the Manager in good faith, that would be obtained in an arms’ length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, and without regard to the particular circumstances of the buyer or seller and without any discounts for liquidity or minority discount.

“Class A Member” means a Member owning Class A Common Units.

“Class A Percentage Interest” means, with respect to any Class A Member, a fractional amount, expressed as a percentage: (a) the numerator of which is the aggregate number of Class A Common Units owned of record thereby and (b) the denominator of which is the aggregate number of Class A Common Units issued and outstanding. The sum of the outstanding Class A Percentage Interests of all Class A Members with respect to their Class A Common Units shall at all times equal 100%.

“Class B Common Stock” means Class B common stock, $0.01 par value per share, of PubCo.

“Class B Common Unit” means a Unit designated as a “Class B Common Unit” and having the rights and obligations specified with respect to a “Class B Common Unit” in this Agreement. For the avoidance of doubt, the Class B Common Units are non-economic.

“Class B Member” means a Member owning Class B Common Units.

“Class C Common Stock” means Class C common stock, $0.01 par value per share, of PubCo.

“Co-founder Entities” means Saxena Milan Aggregator, LLC and Schumacher Milan Aggregator, LLC and each of their Affiliates and Permitted Transferees.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” means the Class A Common Units and the Class B Common Units of the Company.

“Company Minimum Gain” means “partnership minimum gain,” as defined in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Representative” has, with respect to taxable periods beginning after December 31, 2017, the meaning assigned to the term “partnership representative” in Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder and, with respect to taxable periods beginning on or before December 31, 2017, the meaning assigned to the term “tax matters partner” as defined in Section 6231(a)(7) of the Code prior to its amendment by Title XI of the Bipartisan Budget Act of 2015, in each case as appointed pursuant to Section 6.01(a).

“Control” (including the terms “Controlling” and “Controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Corporate Charter” means the amended and restated certificate of incorporation of PubCo in effect from time to time.

“Covered Person” means (a) each Member or an Affiliate thereof, in each case in such capacity, (b) each officer, director, equityholder, member, partner, employee, representative, agent or trustee of a Member or an Affiliate thereof, in each case in such capacity, and (c) each officer, director, employee, representative, agent or trustee of the Manager, the Company or an Affiliate controlled thereby, in each case in such capacity.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year is zero (0), Depreciation with respect to such asset shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Manager.

“DGCL” means the Delaware General Corporation Law, as amended from time to time.

“Equity Incentive Plan” means any equity incentive plan, employee stock purchase plan or similar plan, agreement or arrangement adopted or entered into by the Company, PubCo or any of their Affiliates that is effective on or after the date hereof, including, without limitation, PubCo’s 2021 Incentive Award Plan.

“Equity Securities” means, with respect to any Person, any (a) membership interests, partnership interests or shares of capital stock, (b) equity, ownership, voting, profit or participation interests or (c) similar rights or securities in such Person or any of its Subsidiaries, or any rights or securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on the part of such Person or any of its Subsidiaries to issue, any of the foregoing.

“Exchange Act” means the Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future Law.

“Family Member” means, with respect to a Person, such Person’s spouse, domestic partner, parents, grandparents, siblings or lineal descendants (including children).

“Fiscal Year” means the Company’s fiscal year, which shall initially be the twelve (12) month period ending on December 31 of each year unless another fiscal year is required (or otherwise provided for) for U.S. federal income tax purposes.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof and the SEC, any non-U.S. regulatory agency and any other regulatory authority or body (including any state or provincial securities authority and any self-regulatory organization) with jurisdiction over the Company or any of its Subsidiaries.

“IPO” means the initial underwritten public offering of shares of PubCo’s Class A Common Stock.

“IPO Common Unit Subscription Agreement” means that certain Common Unit Subscription Agreement, dated as of the Restatement Date, by and between PubCo and the Company.

“Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or its assets, in each case, as amended unless expressly specified otherwise.

“LGP” means Green Equity Investors VII, L.P., the Blocker Stockholder, Milan Co-Invest, LLC, and each of their Affiliates and Permitted Transferees.

“Liquidation” means a liquidation or winding up of the Company.

“Manager” means (a) PubCo so long as PubCo has not resigned or been removed as the Manager pursuant to Section 7.03 and (b) any successor thereof elected as Manager in accordance with Section 7.02. The Manager may be (i) PubCo, (ii) any wholly-owned Subsidiary of PubCo, (iii) any Person of which PubCo is a wholly-owned Subsidiary, (iv) any Person into which PubCo is merged or consolidated or (v) any transferee of all or substantially all of the assets of PubCo.

“Member” means any Person named as a Member of the Company on the Member Schedule and the books and records of the Company, as the same may be amended from time to time to reflect any Person admitted as an Additional Member or a Substitute Member, for so long as such Person continues to be a Member of the Company.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Net Income” and “Net Loss” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)          any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss” shall be added to such taxable income or loss;

(b)          any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition of “Net Income” and “Net Loss,” shall be subtracted from such taxable income or loss;

(c)          gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Carrying Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Carrying Value;

(d)          in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(e)          to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such Property and shall be taken into account for purposes of computing Net Income or Net Loss;

(f)          if the Carrying Value of any Company Property is adjusted in accordance with clause (b) of the definition of Carrying Value, the amount of such adjustment shall be taken into account, immediately prior to the event giving rise to such adjustment in such Fiscal Year, as gain or loss from the disposition of such Property for purposes of computing Net Income or Net Loss; and

(g)          notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.04(b) shall not be taken into account in computing Net Income and Net Loss.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 5.04(b) shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Original Units” means the Class A Units of the Company as of immediately prior to the Recapitalization.

“Permitted Pledge” means a bona fide pledge or collateralization of the Class A Common Units held by a Member to a financial institution of national standing in connection with any bona fide loan or debt transaction.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended, together with any final or temporary Treasury Regulations and other official guidance interpreting Sections 6221 through 6241 of the Code, as amended (and any analogous provision of state or local tax law).

“Permitted Transfer” means, other than with respect to PubCo, (a) a Transfer to PubCo or any of its Subsidiaries, (b) a Transfer to an Affiliate of Leonard Green & Partners, L.P., (c) a Transfer to Saxena Milan Aggregator, LLC or Schumacher Milan Aggregator, LLC, (d) a Transfer to Saxena or Schumacher, (e) a Transfer between Saxena Milan Aggregator, LLC and (i) Saxena’s Family Members and permitted entities in clause (e)(ii) and the estate of Saxena or Saxena’s Family Member(s), and (ii) any trust, business entity, charitable entity or plan for the benefit of, owned by or established by, Saxena or Saxena’s Family Member(s), and (f) a Transfer between Schumacher Milan Aggregator, LLC and (i) Schumacher’s Family Members and permitted entities in clause (f)(ii) and the estate of Schumacher or Schumacher’s Family Member(s), and (ii) any trust, business entity, charitable entity or plan for the benefit of, owned by or established by, Schumacher or Schumacher’s Family Member(s); provided, in each case, that the applicable Transferee is also a “Permitted Transferee” of Class B Common Stock in accordance with the Corporate Charter. The Transferee in a Permitted Transfer is referred to herein as a “Permitted Transferee.”

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity (or series thereof, to the extent such series is treated as a separate entity for U.S. federal income tax purposes) or group (as defined in Section 13(d) of the Exchange Act).

“Property” means an interest of any kind in any real or personal (or mixed) property, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“PubCo Approved Change of Control” means any Change of Control of PubCo that meets the following conditions: (a) such Change of Control was approved by the board of directors of PubCo prior to such Change of Control, (b)  the terms of such Change of Control provide for the consideration for the Class A Common Units in such Change of Control to consist solely of (i) freely and immediately tradeable common equity securities of an issuer listed on a national securities exchange and/or (ii) cash and (c) if such common equity securities would be Registrable Securities (as defined in the Registration Rights Agreement) of such issuer for any stockholder party to the Registration Rights Agreement, the issuer of such listed equity securities has become a party thereto as a successor to PubCo effective upon closing of such Change of Control.

“Public Offering” means an underwritten offering and sale of Equity Securities to the public pursuant to a registration statement, including a “bought” deal or “overnight” public offering.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated on or about the date hereof, by and among PubCo, certain stockholders of PubCo and the Members, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

“Saxena” means Shikhar Saxena, M.D.

“Schumacher” means Abram Schumacher, M.D.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Share Settlement” means, with respect to any Redemption or Direct Exchange, (a) prior to a Sunset Event, a number of newly-issued shares of Class C Common Stock equal to the number of Redeemed Units and (b) following a Sunset Event, a number of newly-issued shares of Class A Common Stock equal to the number of Redeemed Units.

“Stock Exchange” means the New York Stock Exchange.

“Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, by and among PubCo and the other persons party thereto or that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

“Subsidiary” means, with respect to any Person, any Person of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof (including (a) any limited partnership of which such Person, directly or indirectly, is the general partner or otherwise has the power to direct or cause the direction of the management and policies thereof and (b) any limited liability company of which such Person, directly or indirectly, is the managing member or otherwise has the power to direct or cause the direction of the management and policies thereof).

“Substitute Member” means any Person admitted as a Member of the Company pursuant to Section 3.03 in connection with the Transfer of then-existing Units to such Person.

“Sunset Event” has the meaning set forth in the Corporate Charter.

“Tax Distribution” means a distribution made by the Company pursuant to Section 5.03(e)(i) or Section 5.03(e)(ii).

“Tax Distribution Amount” means, with respect to any Member, an amount equal to the excess of (a) the product of (i) the Tax Rate multiplied by (ii) the estimated or actual cumulative taxable income or gain of the Company, as determined for U.S. federal income tax purposes, allocated to such Member for any Fiscal Year (or portion thereof) beginning on or after the Restatement Date, less prior taxable loss or deductions of the Company allocated to such Member for full or partial Fiscal Years commencing on or after the Restatement Date, in each case, as reasonably determined by the Manager over (b) the cumulative Distributions made to such Member after the Restatement Date pursuant to Section 5.03(e) with respect to Fiscal Years (including any portion thereof) beginning on or after the Restatement Date. The Tax Distribution Amount with respect to PubCo for a Fiscal Year shall in no event be less than an amount that will enable PubCo to meet its tax obligations and satisfy its payment obligations pursuant to the Tax Receivable Agreement for the relevant Fiscal Year. The Tax Distribution Amounts of the Members shall be determined without taking into account any basis adjustments under Section 743(b) or 734(b) of the Code.

“Tax Rate” means the highest marginal federal, state and local income tax rate (including, for the avoidance of doubt, the tax imposed on net investment income under Section 1411 of the Code) for an individual (or corporation, if higher) that is resident (or incorporated) in Los Angeles, California, taking into account (a) the nature of the income and (b) for federal income tax purposes, the deductibility (to the extent permissible pursuant to applicable law) of state and local taxes after taking into account limitations on the deductibility of itemized deductions.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as or around the date hereof, by and among PubCo, the Company and the other parties thereto, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

“Trading Day” means a day on which the Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Trading Policy” means any exchange and/or insider trading policy that may be established by PubCo, as may be amended from time to time.

“Transfer” means any direct or indirect transfer, sale, pledge, conveyance, donation, bequest, hypothecation, assignment or other disposition of all or portion of a security or any interest or rights in a security; provided “Transfer” shall be deemed not to include a Transfer of an interest in any Member or any of its Affiliates that is both (a) a private equity or similar investment fund and (b) part of a transfer of interests of general or limited partners of such Member or Affiliate. The terms “Transferring” and “Transferred” when used as verbs shall have their correlative meanings.

“Transaction Documents” means the IPO Common Unit Subscription Agreement, the Stockholders Agreement, the Registration Rights Agreement and the Tax Receivable Agreement.

“Treasury Regulations” means the final or temporary regulations promulgated under the Code, as amended from time to time.

“Units” means a limited liability company interest in the Company, including Common Units and any other type, class or series of limited liability company interests in the Company designated by the Manager after the date hereof in accordance with this Agreement; provided, that any type, class or series of Units shall have the designations, preferences and/or special rights set forth or referenced in this Agreement, and the limited liability company interests of the Company represented by such type, class or series of Units shall be determined in accordance with such designations, preferences and/or special rights.

(b)          Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
“Agreement”	Preamble
“Blocker Corporation”	Recitals
“Blocker Merger”	Recitals
“Blocker Stockholder”	Recitals
“Change of Control Exchange Date”	Section 10.01(a)
“Class B Unit Exchange”	Section 3.02(b)
“Company”	Preamble
“Controlled Entities”	Section 11.02(c)(ii)
“Direct Exchange”	Section 9.02(a)
“Discount”	Section 7.06
“Dissolution Event”	Section 12.01(c)
“Economic PubCo Security”	Section 4.01(a)
“Election Notice”	Section 9.01(b)
“Exchange Election Notice”	Section 9.02(b)
“Expenses”	Section 11.02(c)(ii)
“Indemnification Sources”	Section 11.02(c)(ii)
“Indemnitee-Related Entities”	Section 11.02(c)(ii)(A)
“IPO Class A Common Unit Subscription”	Section 3.02(c)
“IPO Net Proceeds”	Recitals
“Jointly Indemnifiable Claims”	Section 11.02(c)(ii)(B)
“LLC Act”	Recitals
“Member Schedule”	Section 3.01(c)
“Member’s Owner”	Section 8.01(c)(ii)
“Officers”	Section 7.05(a)
“Over-Allotment Contribution”	Section 3.02(c)
“Over-Allotment Option Net Proceeds”	Recitals
“Over-Allotment Option”	Recitals
“Pre-IPO Members”	Recitals
“PubCo Approved Recap Transaction”	Section 10.01(b)
“PubCo”	Preamble
“Recapitalization”	Recitals
“Redeemed Units”	Section 9.01(a)
“Redeeming Member”	Section 9.01(a)
“Redemption Date”	Section 9.01(a)
“Redemption Notice”	Section 9.01(a)
“Redemption Right”	Section 9.01(a)
“Redemption”	Section 9.01(a)
“Regulatory Allocations”	Section 5.04(c)
“Restatement Date”	Preamble
“Retraction Notice”	Section 9.01(c)
“Saxena Units”	Section 13.15
“Schumacher Units”	Section 13.15
“Second Amended and Restated Agreement”	Recitals
“Specified Covenants”	Section 11.02(a)
“Transferor Member”	Section 5.02(b)
“Withholding Advances”	Section 5.06(b)

Section 1.02          Other Definitional and Interpretative Provisions. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The terms “clause(s)” and “subparagraph(s)” shall be used herein interchangeably. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. Unless otherwise expressly provided herein, any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified, supplemented or restated, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein, but in the case of each of the foregoing, only to the extent that such amendment, modification, supplement, restatement, waiver or consent is effected in accordance with this Agreement. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Unless otherwise expressly provided herein, when any approval, consent or other matter requires any action or approval of any group of Members, including any holders of any class of Units, such approval, consent or other matter shall require the approval of a majority in interest of such group of Members. Except to the extent otherwise expressly provided herein, all references to any Member shall be deemed to refer solely to such Person in its capacity as such Member and not in any other capacity.

Article II

THE COMPANY

Section 2.01          Continuation of the Company. The Company was originally formed on June 3, 2019, as a Delaware limited liability company by the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware (the filing of such certificate by an “authorized person” of the Company within the meaning of the LLC Act being hereby approved and ratified in all respects). The Persons listed on the Member Schedule as of the date hereof hereby continue or are hereby admitted, as applicable, as the Members of the Company. This Agreement shall be effective on the Restatement Date. The Members as of the date hereof agree and acknowledge that this Agreement replaces the Second Amended and Restated Agreement, which is no longer in effect. The rights and obligations of the Members and the terms and conditions of the Company shall be governed by the LLC Act and this Agreement. To the extent the LLC Act and this Agreement are inconsistent with respect to any subject matter covered in this Agreement, this Agreement shall govern to the extent permitted by law. The Manager shall cause to be executed and filed on behalf of the Company all other instruments or documents, and shall do or cause to be done all such filing, recording, or other acts as may be necessary or appropriate from time to time to comply with the requirements of law for the continuation and operation of a limited liability company in Delaware and in the other states and jurisdictions in which the Company shall transact business.

Section 2.02          Name. The name of the Company shall be “Milan Parent, LLC”. The name of the Company shall be the exclusive property of the Company, and no Member shall have any rights, commercial or otherwise, in the Company’s name or any derivation thereof. The Company’s name may be changed only by an amendment to the Certificate of Formation of the Company.

Section 2.03          Commencement and Term. The Company commenced on June 3, 2019 as a Delaware limited liability company and shall hereby continue as a Delaware limited liability company until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement and in compliance with the LLC Act.

Section 2.04          Principal Place of Business. The principal place of business of the Company shall be at such place as the Manager may designate from time to time, which need not be in the State of Delaware. The Company may have such other offices (within or without the State of Delaware) as the Manager may designate from time to time.

Section 2.05          Registered Agent and Registered Office. The address of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate of Formation of the Company or such other office as the Manager may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the Certificate of Formation of the Company or such Person or Persons as the Manager may designate from time to time in the manner provided by applicable law.

Section 2.06          Purposes. The purposes of the Company shall be to engage in any activity for which limited liability companies may be organized in the State of Delaware, all on the terms and conditions and subject to the limitations set forth in this Agreement.

Section 2.07          Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate or advisable to or for the furtherance of the purposes set forth in Section 2.06.

Section 2.08          Partnership Tax Status. The Members agree that the Company shall be classified as a partnership for U.S. federal and applicable state and local tax purposes, and the Members and the Company agree that they shall refrain from making any elections under the Treasury Regulations or other applicable Law, filing any tax returns or reports, and otherwise taking any actions, in each case, that are inconsistent with such classification. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the immediately preceding sentence.

Section 2.09          Regulation of Internal Affairs. The internal affairs of the Company and the conduct of its business shall be regulated by this Agreement, and to the extent not provided for herein, shall be determined by the Manager.

Section 2.10          Ownership of Property. Legal title to all Property conveyed to, or held by, the Company or its Subsidiaries shall reside in the Company or its Subsidiaries, as applicable, and shall be conveyed only in the name of the Company or its Subsidiaries, as applicable, and no Member or any other Person, individually or collectively, shall have any ownership of such Property.

Article III

UNITS; MEMBERS; BOOKS AND RECORDS; REPORTS

Section 3.01          Units; Members.

(a)          Each Member’s ownership interest in the Company shall be represented by Units, which may be divided into one or more types, classes or series, or subseries of any type, class or series, with each type, class or series, or subseries thereof, having the rights and privileges, set forth in this Agreement. At the Restatement Date, the Units will be comprised of Class A Common Units and Class B Common Units.

(b)          Subject to Article IV, the Manager may cause the Company to authorize and issue from time to time additional Class A Common Units and create, authorize and issue such other Units or other Equity Securities of any type, class or series, in each case, having the designations, preferences and/or special rights as may be determined by the Manager. Such Units or other Equity Securities may be issued pursuant to such agreements as the Manager shall approve in its discretion.

(c)          The Company shall maintain a schedule setting forth the name and address of each Member and the number and type, class or series of Units or other Equity Securities held by each Member (such schedule, the “Member Schedule”). The applicable Member Schedule in effect as of the Restatement Date, after giving effect to the Recapitalization, the Blocker Merger and the other transactions described in Section 3.02, is set forth as Schedule 2 to hereto (provided, for the avoidance of doubt, that the number of Class A Common Units set forth on Schedule 2 shall include the Class A Common Units issued to PubCo pursuant to the IPO Common Unit Subscription Agreement and is net of any Class A Common Units purchased by PubCo from the Pre-IPO Members). The Member Schedule shall be maintained by the Manager on behalf of the Company in accordance with this Agreement. When any Units or other Equity Securities of the Company are issued, repurchased, redeemed or Transferred in accordance with this Agreement, the Member Schedule shall be amended by the Manager to reflect such issuance, repurchase, redemption or Transfer, and the admission of Additional Members or Substitute Members. Following the date hereof, no Person shall be admitted as a Member and no additional Units shall be issued except as expressly provided herein.

(d)          Unless the Manager otherwise directs, Units will not be represented by certificates. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer, Chief Financial Officer, General Counsel, Secretary or any other officer designated by the Manager, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. No Units shall be treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless all Units then outstanding are certificated. To the extent Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 3.02          Recapitalization.

(a)          In order to effect the Recapitalization, the number of Original Units that were issued and outstanding and held by the Pre-IPO Members prior to the Restatement Date are hereby recapitalized, as of the Restatement Date, and after giving effect to such recapitalization and the other transactions related to the Recapitalization, into the number of Class A Common Units and Class B Common Units set forth opposite the name of the respective Pre-IPO Member on Schedule 1 hereto, and such Class A Common Units and Class B Common Units are hereby issued and outstanding as of the Effective Date and the holders of such Common Units are Members hereunder.

(b)          Following the Recapitalization, each Pre-IPO Member (other than the Blocker Stockholder) shall contribute all of the Class B Common Units received by such Pre-IPO Member in the Recapitalization to PubCo in exchange for an equal number of shares of Class B Common Stock (the “Class B Unit Exchange”). For the avoidance of doubt, immediately following the Class B Unit Exchange and the Blocker Merger, PubCo shall be the owner, directly or indirectly, of all of the Class B Common Units.

(c)          Following the Recapitalization, (i) the Company shall issue to PubCo, and PubCo will acquire [ ˜ ] newly issued Class A Common Units in exchange for a portion of the IPO Net Proceeds payable to the Company upon consummation of the IPO pursuant to the IPO Common Unit Subscription Agreement (the “IPO Class A Common Unit Subscription”) and (ii) PubCo will acquire [ ˜ ] Class A Common Units (and an equal number of shares of Class B Common Stock) from the Pre-IPO Members. In addition, to the extent the underwriters in the IPO exercise the Over-Allotment Option in whole or in part, upon the exercise of the Over-Allotment Option, PubCo (A) will acquire certain additional Class A Common Units (and an equal number of shares of Class B Common Stock) from the Pre-IPO Members with a portion of the Over-Allotment Option Net Proceeds and (B) may contribute a portion of the Over-Allotment Option Net Proceeds to the Company in exchange for newly issued Class A Common Units pursuant to the IPO Common Unit Subscription Agreement (the “Over-Allotment Contribution”), and such acquisition and issuance, if any, of additional Class A Common Units shall be reflected on the Member Schedule. The number of Class A Common Units issued to PubCo, if any, in the Over-Allotment Contribution, in the aggregate, shall be equal to the number of shares of Class A Common Stock issued by PubCo in such exercise of the Over-Allotment Option less the number of Class A Common Units purchased from the Pre-IPO Members with Over-Allotment Option Net Proceeds. For the avoidance of doubt, PubCo shall be admitted as a Member with respect to all Class A Common Units it holds from time to time. The parties hereto acknowledge and agree that the transaction described in this Section 3.02(c) will result in a “revaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

Section 3.03          Substitute Members and Additional Members.

(a)          No Transferee of any Units or Person to whom any Units are issued pursuant to this Agreement shall be admitted as a Member hereunder or acquire any rights hereunder, including any voting rights or the right to receive distributions and allocations in respect of the Transferred or issued Units, as applicable, unless (i) such Units are Transferred or issued in compliance with the provisions of this Agreement (including Article VIII) and (ii) such Transferee or recipient shall have executed and delivered to the Company such instruments as the Manager deems necessary or desirable, in its sole and reasonable discretion, to effectuate the admission of such Transferee or recipient as a Member and to confirm the agreement of such Transferee or recipient to be bound by all the terms and provisions of this Agreement. Upon complying with the immediately preceding sentence, without the need for any further action of any Person, a Transferee or recipient shall be deemed admitted to the Company as a Member. A Substitute Member shall enjoy the same rights, and be subject to the same obligations, as the Transferor; provided, that such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall, except as explicitly set forth herein, be relieved of all future obligations with respect to the Units so Transferred. As promptly as practicable after the admission of any Person as a Member, the books and records of the Company shall be changed to reflect such admission of a Substitute Member or Additional Member. In the event of any admission of a Substitute Member or Additional Member pursuant to this Section 3.03(a), this Agreement shall be deemed amended to reflect such admission, and any formal amendment of this Agreement (including the Member Schedule) in connection therewith shall only require execution by the Company and such Substitute Member or Additional Member, as applicable, to be effective.

(b)          If a Member shall Transfer all (but not less than all) of its Units, the Member shall thereupon cease to be a Member of the Company.

Section 3.04          Decisions by the Members.

(a)          Other than the Manager, the Members shall take no part in the management of the Company’s business, shall transact no business for the Company and shall have no power to act for or to bind the Company; provided, however, that the Company may engage any Member or principal, partner, member, shareholder or interest holder thereof as an employee, independent contractor or consultant to the Company, in which event the duties and liabilities of such Person with respect to the Company as an employee, independent contractor or consultant, as applicable, shall be governed by the terms of such engagement with the Company.

(b)          Except as expressly provided herein, neither the Members nor any class of Members shall have the power or authority to vote, approve or consent to any matter or action taken by the Company (or by PubCo, as Manager).

Section 3.05          Voting by the Class B Members.

(a)          Each Class B Common Unit will entitle the holder thereof to one vote with respect to the election of the Manager as set forth in Section 7.02, and not with respect to any other matters or actions taken by the Company (or by PubCo, as Manager). Each Class A Common Unit shall be non-voting.

(b)          Meetings of the Class B Members may be called by the Manager and shall be called by the Manager upon the written request of Class B Members holding at least 25% of the outstanding Class B Common Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Class B Members not less than five Business Days nor more than thirty days prior to the date of such meeting. Class B Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Each Class B Member may authorize any Person or Persons to act for it by proxy on all matters in which such Class B Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. Every proxy shall be revocable at the pleasure of the Class B Member executing it. Each meeting of Class B Members shall be conducted by an Officer designated by the Manager or such other individual person as the Manager deems appropriate.

(c)          Whenever the vote or consent of Class B Members is permitted or required under this Agreement, such vote or consent may be given (i) at a meeting of the Class B Members or (ii) without a meeting if the requisite Class B Members whose approval is necessary consent thereto in writing.

Section 3.06          Tax and Accounting Information.

(a)          Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Manager in accordance with Law and to the extent applicable with accounting methods followed for U.S. federal income tax purposes. In making such decisions, the Manager may rely upon the advice of the independent accountants of the Company.

(b)          Financial Reports.

(i)          The books and records of the Company shall be audited as of the end of each Fiscal Year by the same accounting firm that audits the books and records of PubCo (or, if such firm declines to perform such audit, by an accounting firm selected by the Manager).

(ii)          In the event that neither PubCo nor the Company is required to file an annual report on Form 10-K or quarterly report on Form 10-Q, the Company shall deliver, or cause to be delivered, the following to each Member:

(A)          not later than ninety (90) days after the end of each Fiscal Year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year and the related statements of operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail; and

(B)          not later than forty five (45) days or such later time as permitted under applicable securities law after the end of each of the first three fiscal quarters of each Fiscal Year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the Fiscal Year and ending on the last day of such quarter.

(c)          Tax Returns.

(i)          The Company shall timely cause to be prepared all U.S. federal, state, local and foreign tax returns (including information returns) of the Company and its Subsidiaries, which may be required by a jurisdiction in which the Company and its Subsidiaries operate or conduct business for each year or period for which such returns are required to be filed and shall cause such returns to be timely filed. Upon request of any Member, the Company shall furnish to each Member a copy of such tax return (provided, that the Company shall redact or withhold confidential information relating to other Members).

(ii)          The Company shall use reasonable efforts to furnish to each Member all information concerning the Company and its Subsidiaries reasonably required for the preparation of U.S. federal, state and local income tax returns of such Members (or any beneficial owner(s) of such Member), including a Schedule K-1, no later than February 28 (and, in any event, will deliver or cause to be delivered no later than June 30) of each Fiscal Year. At least five (5) Business Days prior to the applicable quarterly estimated tax payment due date, the Company shall deliver or cause to be delivered to each Member a statement setting forth such Member’s allocable share of the Company’s estimated taxable income or loss, together with such other tax information as may be reasonably requested by such Member, to enable such Member (or any beneficial owner of such Member) to pay its estimated taxes.

Section 3.07          Books and Records. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Laws. No Member (other than the Manager) shall have any right to inspect the books and records of PubCo, the Company or any of its Subsidiaries unless (and only to the extent) such Member is then entitled to the access rights set forth in Section 4.1 of the Stockholders’ Agreement (in which case such Members shall be bound by Section 4.4 of the Stockholders’ Agreement with respect to any such inspection of the books and records).

Section 3.08          Equity Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain PubCo from adopting, modifying or terminating an Equity Incentive Plan or from issuing shares of Class A Common Stock pursuant to any such plans. PubCo may implement such Equity Incentive Plans and any actions taken under such Equity Incentive Plans (such as the grant or exercise of options to acquire shares of Class A Common Stock, or the issuance of unvested Units), whether taken with respect to or by the PubCo board of directors or a committee thereof or an employee or other service provider of the PubCo, the Company or its Subsidiaries, in a manner determined by the PubCo, in accordance with the initial implementation guidelines attached to this Agreement as Exhibit A, which may be amended by PubCo from time to time. The Manager may, without the consent of any Member or any other Person and notwithstanding Section 13.11, amend this Agreement (including Exhibit A) as necessary or advisable in its sole discretion in connection with the adoption, implementation, modification or termination of an Equity Incentive Plan. In the event of such an amendment by the Manager, the Company shall provide notice of such amendment to the Members. The Company is expressly authorized to issue Class A Common Units (a) in accordance with the terms of any such Equity Incentive Plan or (b) in an amount equal to the number of shares of Class A Common Stock issued pursuant to any such Equity Incentive Plan, without any further act, approval or vote of any Member or any other Persons.

Article IV

PUBCO OWNERSHIP; RESTRICTIONS ON PUBCO UNITS

Section 4.01          PubCo Ownership.

(a)          Except in connection with Redemptions or Direct Exchanges under Article IX, as provided in Section 3.08, or as otherwise determined by the Manager, if at any time PubCo issues a share of Class A Common Stock or any other Equity Security of PubCo entitled to any economic rights (an “Economic PubCo Security”) with regard thereto, (i) the Company shall issue to PubCo an equal number (or such other number as determined by the Manager in good faith to reflect the respective economic entitlements of the applicable Equity Securities) of Class A Common Units (if PubCo issues shares of Class A Common Stock), or such other Equity Securities of the Company (if PubCo issues Economic PubCo Securities other than shares of Class A Common Stock) corresponding to the Economic PubCo Security, with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Economic PubCo Security, and (ii) in exchange for the issuances in the foregoing clause, the net proceeds or contributed proceeds received by PubCo with respect to the corresponding issuance of Class A Common Stock or other Economic PubCo Securities, if any, shall be concurrently contributed by PubCo to the Company; provided, that if PubCo issues any shares of Class A Common Stock (including in the IPO) in order to purchase or fund the purchase from a Member (other than PubCo) of an equal number of Class A Common Units, then the Company shall not issue any new Class A Common Units in connection therewith and PubCo shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Member (other than PubCo) as consideration for such purchase).

(b)          Notwithstanding Section 4.01(a), this Article IV shall not apply (i) to the issuance and distribution to holders of shares of PubCo Common Stock of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (it being understood that upon a Redemption or Direct Exchange involving a Share Settlement under Article IX, the shares of Class C Common Stock (or Class A Common Stock, if applicable) issued therein will be issued together with a corresponding right) or (ii) to the issuance under the PubCo Equity Incentive Plan or PubCo’s other employee benefit plans of any warrants, options or other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property.

Section 4.02          Restrictions on PubCo Units.

(a)          Except as otherwise determined by the Manager, (i) the Company may not issue any additional Class A Common Units or any other Equity Securities of the Company to PubCo or any of its Subsidiaries unless substantially simultaneously therewith PubCo issues or sells an equal number (or such other number as determined by the Manager in good faith to reflect the respective economic entitlements of the applicable Equity Securities) of shares of Class A Common Stock or other Equity Securities of PubCo with substantially the same rights to dividends and distributions (including distributions upon liquidation of PubCo) and other economic rights as the Equity Securities issued by the Company and (ii) the Company may not issue any additional Class A Common Units to any Person (other than PubCo or any of its Subsidiaries) unless simultaneously therewith PubCo issues or sells an equal number of shares of Class B Common Stock to such Person.

(b)          Except as otherwise determined by the Manager, (i) PubCo or any of its Subsidiaries may not redeem, repurchase or otherwise acquire any shares of Class A Common Stock or Class C Common Stock unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from PubCo an equal number (or such other number as determined by the Manager in good faith to reflect the respective economic entitlements of the applicable Equity Securities) of Class A Common Units for the same price per security (or such other price as determined by the Manager in good faith to reflect the respective economic entitlements of the applicable Equity Securities) (or, if PubCo uses funds received from distributions from the Company, or the net proceeds from an issuance of Shares of Class A Common Stock, to fund such redemption, repurchase or acquisition, then the Company shall cancel a corresponding number of Class A Common Units for no consideration) and (ii) PubCo or any of its Subsidiaries may not redeem, repurchase or otherwise acquire any other Equity Securities of PubCo unless substantially simultaneously therewith the Company redeems, repurchases or acquires from PubCo an equal number (or such other number as determined by the Manager in good faith to reflect the respective economic entitlements of the applicable Equity Securities) of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo for the same price per security (or such other price as determined by the Manager in good faith to reflect the respective economic entitlements of the applicable Equity Securities) (or, if PubCo uses funds received from distributions from the Company or the net proceeds from an issuance of Equity Securities other than shares of Class A Common Stock to fund such redemption, repurchase or acquisition, then the Company shall cancel an equal number (or such other number as determined by the Manager in good faith to reflect the respective economic entitlements of the applicable Equity Securities) of its corresponding Equity Securities for no consideration). Except as otherwise determined by the Manager, the Company may not redeem, repurchase or otherwise acquire Class A Common Units or the Equity Securities of the Company from PubCo or any of its Subsidiaries, unless substantially simultaneously therewith such other Subsidiary redeems, repurchases or otherwise acquires an equal number (or such other number as determined by the Manager in good faith to reflect the respective economic entitlements of the applicable Equity Securities) of corresponding Equity Security from PubCo, and PubCo redeems, repurchases or otherwise acquires an equal number (or such other number as determined by the Manager in good faith to reflect the respective economic entitlements of the applicable Equity Securities) of shares of Class A Common Stock, Class C Common Stock or other corresponding Equity Securities of PubCo, for a corresponding price per security from holders thereof (except that if the Company cancels Common Units for no consideration as described in this Section 4.02(b), then the price need not be the same). Notwithstanding the immediately preceding sentence, to the extent that any consideration payable to PubCo or such other Subsidiary of PubCo in connection with the redemption or repurchase of any shares or other Equity Securities of PubCo or such other Subsidiary of PubCo, respectively, as applicable, is or consists (in whole or in part) of shares or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then redemption or repurchase of the corresponding Equity Securities of the Company shall be effectuated in an equivalent manner (except if the Company cancels Class A Common Units or other Equity Securities for no consideration as described in this Section 4.02(b)).

(c)          Except as otherwise determined by the Manager, the Company shall not in any manner effect any subdivision (by any stock or unit split, stock or Unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Units unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Equity Securities of PubCo, with corresponding changes made with respect to any other exchangeable or convertible securities. Except as otherwise determined by the Manager, PubCo shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding PubCo common stock unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

Article V

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;
DISTRIBUTIONS; ALLOCATIONS

Section 5.01          Capital Contributions.

(a)          From and after the date hereof, no Member shall have any obligation to the Company, to any other Member or to any creditor of the Company to make any further Capital Contribution, except as expressly provided in this Agreement.

(b)          Except as expressly provided herein, no Member, in its capacity as a Member, shall have the right to receive any Property of the Company.

Section 5.02          Capital Accounts.

(a)          Maintenance of Capital Accounts. The Company shall maintain a Capital Account for each Member on the books of the Company in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:

(i)          To each Member’s Capital Account there shall be credited: (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Net Income and any item in the nature of income or gain that is allocated pursuant to Section 5.04 and (C) the amount of any Company liabilities assumed by such Member or that are secured by any Property distributed to such Member.

(ii)         To each Member’s Capital Account there shall be debited: (A) the amount of money and the Carrying Value of any Property distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s distributive share of Net Loss and any items in the nature of expenses or losses that are allocated to such Member pursuant to Section 5.04 and (C) the amount of any liabilities of such Member assumed by the Company or that are secured by any Property contributed by such Member to the Company.

(iii)        In determining the amount of any liability for purposes of subparagraphs (i) and (ii) above there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the Manager shall reasonably determine that it is necessary to modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed Property or that are assumed by the Company or the Members) to comply with the Code and Treasury Regulations or to ensure that the allocations provided for herein have substantial economic effect and/or are in accordance with the Members’ interests in the Company, the Manager may (acting reasonably and in good faith) make such modification so long as such modification will not have any effect on the amounts distributed to any Person pursuant to Article XII upon the dissolution of the Company. The Manager also may (i) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

(b)          Succession to Capital Accounts. In the event any Person becomes a Substitute Member in accordance with the provisions of this Agreement, such Substitute Member shall succeed to the Capital Account of the former Member (the “Transferor Member” ) to the extent such Capital Account relates to the Transferred Units.

(c)          Adjustments of Capital Accounts. The Company shall revalue the Capital Accounts of the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) at the following times: (i) immediately prior to the contribution of more than a de minimis amount of money or other Property to the Company by a new or existing Member as consideration for one or more Units; (ii) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of Property in respect of one or more Units; (iii) immediately prior to the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and (iv) in connection with the issuance by the Company of more than a de minimis amount of Units as consideration for the provision of services to or for the benefit of the Company (as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii)); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above need not be made if the Manager reasonably determines that such adjustments are not necessary or appropriate to reflect the relative economic interests of the Members and that the absence of such adjustments does not adversely and disproportionately affect any Member.

(d)          No Member shall be entitled to withdraw capital or receive distributions except as specifically provided herein. A Member shall have no obligation to the Company, to any other Member or to any creditor of the Company to restore any deficit or negative balance which may exist from time to time in the Capital Account of such Member (including upon and after dissolution of the Company). No interest shall be paid on the balance in any Member’s Capital Account.

(e)          Whenever it is necessary for purposes of this Agreement to determine a Member’s Capital Account on a per Unit basis, such amount shall be determined by dividing the Capital Account of such Member attributable to the applicable class of Units held of record by such Member by the number of Units of such class held of record by such Member, with appropriate adjustments if necessary to reflect the economic differences between Units.

Section 5.03          Amounts and Priority of Distributions.

(a)          Distributions Generally. Except as otherwise provided in Article XII, distributions shall be made to the Class A Members as set forth in this Section 5.03, at such times and in such amounts as the Manager, in its sole discretion, shall determine.

(b)          Distributions to the Members. Subject to Section 5.03(e), at such times and in such amounts as the Manager, in its sole discretion, shall determine, distributions shall be made to the Class A Members in proportion to their respective Class A Percentage Interests. For the avoidance of doubt, no Member shall be entitled to receive any distributions in respect of any Class B Common Units held by such Member.

(c)          PubCo Distributions. Notwithstanding the provisions of Section 5.03(b), the Manager, in its sole discretion, may authorize that cash be paid to PubCo (which payment shall be made without pro rata distributions to the other Class A Members) in exchange for the redemption, repurchase or other acquisition of Units held by PubCo to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of corresponding Equity Securities of PubCo in accordance with Section 4.02(b).

(d)          Distributions in Kind. Any distributions in kind shall be made at such times and in such amounts as the Manager, in its sole discretion, shall determine based on their fair market value as determined by the Manager in the same proportions as if distributed in accordance with Section 5.03(b). If cash and property are to be distributed in kind simultaneously, the Company shall distribute such cash and property in kind in the same proportion to each Class A Member.

(e)          Tax Distributions.

(i)          Notwithstanding any other provision of this Section 5.03 to the contrary (but subject to Section 5.03(e)(ii)), to the extent permitted by Law and consistent with the Company’s obligations to its creditors as determined by the Manager, the Company shall make cash distributions pursuant to this Section 5.03(e)(i) to each Member at least two (2) Business Days prior to the date on which any U.S. federal corporate estimated tax payments are due (or at such other times as are necessary to permit the Members or their beneficial owners to pay their U.S. federal, state and local estimated tax payment responsibilities, as reasonably determined by the Manager), in an amount equal to such Member’s Tax Distribution Amount (estimated on a quarterly basis by the Manager, taking into account estimated taxable income or loss of the Company through the end of the relevant quarterly period). The Manager shall adjust subsequent Tax Distributions up or down to reflect any variation between its prior estimate of quarterly Tax Distributions and the Tax Distributions that would have been computed under this Section 5.03(e) based on subsequent information. For the avoidance of doubt, no Member shall be entitled to receive any distributions pursuant to this Section 5.03(e) in respect of any Class B Common Units held by such Member.

(ii)         To the extent a Member otherwise would be entitled to receive less than its Class A Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 5.03(e) on any given date, then the Tax Distributions to such Member shall be increased to ensure that all such Tax Distributions made pursuant to this Section 5.03(e) are made pro rata in accordance with the Members’ respective Class A Percentage Interests. If, on a Tax Distribution date, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled pursuant to this Section 5.03(e), the Company shall use its reasonable best efforts to distribute to the Members the amount of funds that are available pro rata in accordance with the Tax Distributions that would have been paid to the Members had no applicable limitation existed and the Company shall make future Tax Distributions as soon as funds become available sufficient to pay the remaining portion of Tax Distributions to which such Members would have been entitled had sufficient funds been available. Any distributions paid pursuant to Section 5.03(b) during a Fiscal Year shall, to the extent of Tax Distributions otherwise required to be paid during such Fiscal Year, be treated as Tax Distributions paid during such Fiscal Year.

(iii)          Tax Distributions with respect to income or gain allocations made for periods beginning on or after the Restatement Date (including for this purpose amounts taken into account pursuant to the final sentence of the definition of “Tax Distribution Amount”) shall be treated as advances of amounts otherwise distributable to any Member pursuant to this Section 5.03 (other than this Section 5.03(e)) or Section 12.02(b)(ii), and accordingly shall be applied against and reduce (without duplication) the next amounts that would otherwise be payable to such Member pursuant to such provisions.

Section 5.04          Allocations.

(a)           Net Income and Net Loss. Except as otherwise provided in this Agreement, and after giving effect to the special allocations set forth in Section 5.04(b), Section 5.04(c) and Section 5.04(d), Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Member pursuant to Section 5.03(b) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 5.03(b), to the Members immediately after making such allocation (assuming, solely for this purpose that all Unvested Units were fully vested), minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the Manager may make allocations it (acting reasonably and in good faith) deems necessary to give economic effect to the provisions in Article V, Article XII and the other relevant provisions of this Agreement and to properly reflect each Member’s “interest in the partnership” within the meaning of Treasury Regulations Section 1.704-1(b)(3).

(b)           Special Allocations. The following special allocations shall be made in the following order:

(i)           Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article V, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.04(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

27

(ii)           Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article V, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.04(b)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)           Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as promptly as possible; provided, that an allocation pursuant to this Section 5.04(b)(iii) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.04(b)(iii) were not in the Agreement.

(iv)           Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in accordance with their interests in Company profits.

(v)           Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(j)(1).

(vi)           Section 754 Adjustments. (A) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases the basis of such asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income and Net Loss; and (B) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to such Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

28

(c)           Curative Allocations. The allocations set forth in Section 5.04(b)(i) through Section 5.04(b)(vi) and Section 5.04(d) (the “Regulatory Allocations” ) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.04(c). Therefore, notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 5.04.

(d)           Loss Limitation. Net Loss (or individual items of loss or deduction) allocated pursuant to Section 5.04 hereof shall not exceed the maximum amount of Net Loss (or individual items of loss or deduction) that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Loss (or individual items of loss or deduction) pursuant to Section 5.04 hereof, the limitation set forth in this Section 5.04(d) shall be applied on a Member by Member basis and Net Loss (or individual items of loss or deduction) not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Net Loss to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). Any reallocation of Net Loss pursuant to this Section 5.04(d) shall be subject to chargeback pursuant to the curative allocation provision of Section 5.04(c).

Section 5.05          Other Allocation Rules.

(a)           Interim Allocations Due to Percentage Adjustment. If the Members’ interests in the Company change pursuant to the terms of the Agreement during any Fiscal Year, the amount of Net Income and Net Loss (or items thereof) to be allocated to the Members for such entire Fiscal Year shall be allocated to the portion of such Fiscal Year which precedes the date of such Transfer or change (and if there shall have been a prior Transfer or change in such Fiscal Year, which commences on the date of such prior Transfer or change) and to the portion of such Fiscal Year which occurs on and after the date of such Transfer or change (and if there shall be a subsequent Transfer or change in such Fiscal Year, which precedes the date of such subsequent Transfer or change), and the amounts of the items so allocated to each such portion shall be credited or charged to the Members in accordance with Section 5.04 as in effect during each such portion of the Fiscal Year in question. Such allocation shall be in accordance with Section 706 of the Code and the Treasury Regulations thereunder and made without regard to the date, amount or receipt of any distributions that may have been made with respect to the transferred interest to the extent consistent with Section 706 of the Code and the Treasury Regulations thereunder, and shall be made using any method permitted by Section 706 of the Code and such regulations as determined by the Manager. As of the date of such Transfer, the Transferee Member shall succeed to the Capital Account of the Transferor Member with respect to the Transferred Units.

29

(b)           Tax Allocations: Code Section 704(c). In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company and with respect to reverse Code Section 704(c) allocations described in Treasury Regulations Section 1.704-3(a)(6) shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for U.S. federal income tax purposes and its initial Carrying Value or its Carrying Value determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Carrying Value) using the “traditional method” unless another method is chosen by the Manager. Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Additionally, any recapture of depreciation or any other item of deduction shall be allocated, in accordance with the requirements of Treasury Regulations Sections 1.1245-1(e) and 1.1245-5. Allocations pursuant to this Section 5.05(b), Section 704(c) of the Code (and the principles thereof), and Treasury Regulations Section 1.704-1(b)(4)(i) are solely for purposes of U.S. federal (and applicable state and local) income tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income or Net Loss.

Section 5.06          Tax Withholding; Withholding Advances.

(a)           Tax Withholding.

(i)           If requested by the Manager, each Member shall, if able to do so, deliver to the Manager: (A) an affidavit in form satisfactory to the Company. such as an IRS Form W-9 or applicable IRS Form W-8, that the applicable Member (or its beneficial owners, as the case may be) is not subject to withholding under the provisions of any U.S. federal, state, local, foreign or other Law; (B) any certificate that the Company may reasonably request with respect to any such Laws; and/or (C) any other form or instrument reasonably requested by the Company relating to any Member’s status under such Law. In the event that a Member fails or is unable to deliver to the Company an affidavit described in subclause (A) of this clause (i), for the avoidance of doubt, the Company may withhold amounts from such Member in accordance with Section 5.06(b).

(ii)           After receipt of a written request of any Member or former Member, the Company shall provide such information to such Member and take such other action as may be reasonably necessary to assist such Member in making any necessary filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding imposed by any taxing authority with respect to amounts distributable or items of income allocable to such Member hereunder to the extent not adverse to the Company or any Member. In addition, the Company shall, at the request of any Member, make or cause to be made (or cause the Company to make) any such filings, applications or elections; provided, that any such requesting Member shall cooperate with the Company, with respect to any such filing, application or election to the extent reasonably determined by the Company and that any filing fees, taxes or other out-of-pocket expenses reasonably incurred and related to any information, filing, application or elections described in this Section 5.06(a)(ii) shall be paid and borne by such requesting Member or, if there is more than one requesting Member, by such requesting Members in accordance with their relative Class A Percentage Interests.

30

(b)           Withholding Advances. To the extent PubCo or the Company is required by Law to withhold or to make tax payments on behalf of or with respect to any Member (including the delivery of consideration in connection with a Redemption or Exchange, backup withholding, Section 1445 of the Code, Section 1446 of the Code or any “imputed underpayment” within the meaning of the Code or, in each case, similar provisions of state, local or other tax Law) (“Withholding Advances” ), PubCo or the Company, as the case may be, may withhold such amounts and make such tax payments as so required.

(c)           Repayment of Withholding Advances. All Withholding Advances made on behalf of a Member, plus interest thereon at a rate equal to the Prime Rate as of the date of such Withholding Advances plus 2.0% per annum, shall (i) be paid on demand by the Member on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Member’s Capital Account), or (ii) with the consent of the Manager be repaid by reducing the amount of the current or next succeeding distribution or distributions that would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever repayment of a Withholding Advance by a Member is made as described in clause (ii) of this Section 5.06(c), for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon any Dissolution Event) unreduced by the amount of such Withholding Advance and interest thereon.

(d)           Withholding Advances — Reimbursement of Liabilities. Each Member hereby agrees to reimburse the Company for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto).

Article VI

CERTAIN TAX MATTERS

Section 6.01          Company Representative.

(a)           The Manager is specially authorized and appointed to act as the Company Representative and in any similar capacity under state or local Law; provided, that the Manager may appoint and replace the Company Representative. The Company Representative shall designate a “designated individual” in accordance with Treasury Regulations Section 301.6223-1(b)(3)(i). The Company and the Members (including any Member designated as the Company Representative prior to the date hereof) shall reasonably cooperate with each other and shall use reasonable best efforts to cause the Manager (or any Person subsequently designated) to become the Company Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired, including (as applicable) by filing certifications pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d).

31

(b)           The Company Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as the Company Representative. Subject to the other terms of this Agreement, the Company Representative is authorized to take such actions and execute and file all statements and forms on behalf of the Company that are approved by the Manager and are permitted or required by the applicable provisions of the Partnership Tax Audit Rules. The Company Representative will have sole discretion to determine whether the Company (either in its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Each Member agrees to reasonably cooperate with the Company Representative and to use commercially reasonable efforts to do or refrain from doing any or all things requested by the Company Representative (including paying any and all resulting taxes, additions to tax, penalties and interest in a timely fashion) in connection with any examination of the Company’s affairs by any U.S. federal, state, or local tax authorities, including resulting administrative and judicial proceedings. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Member, and if required to be paid (and actually paid) by the Company, will be recoverable from such Member as provided in Section 5.06. The Company Representative shall be entitled to cause the Company to elect the application of Section 6226 of the Code with respect to any imputed underpayment or make any other decision or election, or take any action pursuant to Sections 6221 through 6235 and 6241 of the Code. The Company Representative shall keep the Members reasonably informed of any material audit or administrative or judicial proceedings and any decisions or elections described in the previous sentence that are material in nature. The Company shall reimburse the Company Representative for all reasonable out-of-pocket expenses incurred by the Company Representative, including reasonable fees of any professional attorneys, in carrying out its duties as the Company Representative. In the event that the Manager determines that the foregoing provisions are no longer applicable to the Company, either due to a change of controlling law or the enactment of applicable Treasury Regulations, the Manager is authorized to take any reasonable actions as may be required concerning tax matters of the Company not otherwise addressed in this Section 6.01. The provisions of this Section 6.01 shall survive the termination of any Member’s interest in the Company, the termination of this Agreement and the termination of the Company and shall remain binding on each Member for the period of time necessary to resolve with any applicable taxing authority any income tax matters relating to the Company.

Section 6.02          Section 754 Election. The Company shall make, and shall cause any Subsidiary of the Company that is treated as a partnership for U.S. federal income tax purposes to make, an election (or continue a previously made election) pursuant to Section 754 of the Code (and any similar provisions of applicable U.S state or local law) for the taxable year that includes the date hereof and shall not thereafter revoke such election.

32

Article VII

MANAGEMENT OF THE COMPANY

Section 7.01          Management by the Manager. The Manager shall be deemed to be a “manager” for purposes of the LLC Act. Except as expressly provided in this Agreement or the LLC Act, the day-to-day business and affairs of the Company and its Subsidiaries shall be managed, operated and controlled exclusively by the Manager, and no other Members shall have management authority or rights over the Company or its Subsidiaries. The Manager is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company’s and its Subsidiaries’ business, and the actions of the Manager taken in accordance with such rights and powers, shall bind the Company (and no other Members shall have such right). Except as expressly provided in this Agreement, the Manager shall have all necessary powers to carry out the purposes, business, and objectives of the Company and its Subsidiaries. The Manager may delegate to one or more Members, employees, officers or agents of the Company or any Subsidiary in its discretion the authority and duty to sign agreements and other documents on behalf of the Company or any Subsidiary as the Manager may deem advisable. The Manager shall have the exclusive power and authority, on behalf of the Company and its Subsidiaries, to take such actions not inconsistent with this Agreement as the Manager deems necessary or appropriate to carry on the business and purposes of the Company and its Subsidiaries.

Section 7.02          Election of Manager. By executing and delivering this Agreement, PubCo, as the direct or indirect holder of all of the outstanding Class B Common Units following the transactions described in Section 3.02, hereby elects PubCo as the initial Manager. Any successor Manager shall be elected by the Class B Members in accordance with this Section 7.02, and the Manager so elected shall serve as the Manager until a successor has been duly elected as the Manager in accordance with this Section 7.02. A Person shall be elected as the Manager by Class B Members holding a majority of the outstanding Class B Common Units by vote at a meeting held for such purpose or by action by written consent; provided, however, that if the Person so elected as the Manager was not the Manager immediately prior to such election, such election shall not be effective, and such Person shall not become the Manager, unless and until such Person has executed and delivered to the Company the written agreement of such Person to be bound by the terms of this Agreement applicable to the Manager, in form and substance reasonably satisfactory to the Manager serving immediately prior to such election or to the Members holding a majority of the outstanding Class A Units.

Section 7.03          Resignation or Removal of the Manager. The Manager may resign as the Manager at any time and may be removed at any time, with or without cause, by the Class B Members holding a majority of the outstanding Class B Common Units by vote at a meeting of the Class B Members held for such purpose or by action by written consent; provided, however, that no (i) such resignation or removal shall be effective until a successor Manager has been duly elected in accordance with Section 7.02, and (ii) PubCo shall not resign as the Manager for so long as it is a Member. Any vacancies occurring in the position of Manager shall be filled in accordance with Section 7.02.

33

Section 7.04          Fiduciary Duties.

(a)           (i)  The Manager shall, in its capacity as Manager, and not in any other capacity, have the same fiduciary duties to the Company and the Members as a member of the board of directors of a Delaware corporation (assuming such corporation had in its certificate of incorporation a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the DGCL); and (ii) each Officer shall, in their capacity as such, and not in any other capacity, have the same fiduciary duties to the Company and the Members as an officer of a Delaware corporation (assuming such corporation had in its certificate of incorporation a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the DGCL). Notwithstanding the immediately preceding sentence, neither the Manager nor any Officer shall be subject to corporate opportunity or similar doctrines.

(b)           The Members acknowledge that the Manager will take action through its board of directors and officers, and that the members of the Manager’s board of directors and its officers will owe fiduciary duties to the stockholders of the Manager. The Manager will use all commercially reasonable and appropriate efforts and means, as determined in good faith by the Manager, to minimize any conflict of interest between the Members, on the one hand, and the stockholders of the Manager, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Manager, the Members and/or the stockholders of the Manager in a manner that does not (i) advantage or disadvantage the Members or their interests relative to the stockholders of the Manager, (ii) advantage or disadvantage the stockholders of the Manager relative to the Members or (iii) treat the Members and the stockholders of the Manager differently; provided, that in the event of a conflict between the interests of the stockholders of the Manager and the interests of the Members other than the Manager, such other Members agree that the Manager shall discharge its fiduciary duties to such other Members by acting in the best interests of the Manager’s stockholders.

Section 7.05          Officers.

(a)           Appointment of Officers. The Manager may assign titles and appoint individuals as officers (“Officers”) of the Company, which may include such officers as the Manager determines are necessary or appropriate. No Officer need be a Member. An individual may be appointed to more than one office.

(b)           Authority of Officers. The Officers shall have the duties, rights, powers and authority as may be prescribed by the Manager from time to time, which may be amended, restated or otherwise modified.

(c)           Removal, Resignation and Filling of Vacancy of Officers. Unless otherwise set forth in the employment agreement of the applicable Officer, the Manager may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Company, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided, that, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such Officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled by the Manager.

34

Section 7.06          Compensation; Certain Costs and Expenses. The Manager shall not be compensated for its services as Manager of the Company. The Members acknowledge and agree that, upon consummation of the IPO, the Manager’s Class A Common Stock will be publicly traded and, therefore, the Manager will have access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members; therefore, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket internal and external expenses incurred on behalf of the Company, including without limitation all fees, expenses and costs (a) associated with the IPO, (b) of being a public company (including without limitation public reporting obligations, proxy statements, director fees and expenses, stockholder meetings, Stock Exchange fees, transfer agent fees, legal, insurance, accounting and tax reporting fees, SEC and FINRA filing fees and offering expenses), (c) of maintaining its corporate existence (including franchise and similar taxes), (d) incurred to facilitate Redemptions or Direct Exchanges, and (e) resulting from administration of the Tax Receivable Agreement. In the event that shares of Class A Common Stock are sold to underwriters in the IPO (or in any Public Offering) at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in the IPO (or in such Public Offering, as applicable) after taking into account any applicable underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”) (i) the Manager shall be deemed to have contributed to the Company in exchange for newly issued Class A Common Units the full amount for which such shares of Class A Common Stock were sold to the public and (ii) the Company shall be deemed to have paid the Discount as an expense. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 7.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts or Article V. Notwithstanding the foregoing, the Company shall not bear any income tax obligations of the Manager or any payments made pursuant to the Tax Receivable Agreement.

Article VIII

TRANSFERS OF INTERESTS

Section 8.01          Restrictions on Transfers.

(a)           Subject to Section 8.01(b), Section 8.01(c), and Section 8.01(d), any Equity Incentive Plan and/or any other agreement between such Member and the Company, PubCo or any of their respective Controlled Affiliates, no holder of Units shall Transfer any interest or rights in any Units except Transfers (i) pursuant to and in accordance with Section 8.02 or Section 10.01 or (ii) approved in advance and in writing by the Manager, in the case of Transfers by any Member other than the Manager, or (iii) in the case of Transfers by the Manager, to any Person who succeeds to the Manager in accordance with Section 7.02. Any such Transfer which is not in compliance with the provisions of this Agreement shall be deemed a Transfer by such Member of Units in violation of this Agreement (and a breach of this Agreement by such Member) and shall be null and void ab initio. Notwithstanding the foregoing, “Transfer” shall not include any indirect Transfer of Units held by the Manager by virtue of any Transfer of Equity Securities in PubCo.

35

(b)           Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer otherwise permitted or approved pursuant to this Article VIII that:

(i)            the Transferor shall have provided to the Company prior notice of such Transfer;

(ii)           the Transferee shall agree in writing to be bound by this Agreement by signing and delivering to the Company a joinder substantially in a form acceptable to the Manager; and

(iii)          the Transfer shall comply with all applicable Laws, including the Securities Act and any other applicable federal, state or foreign Laws.

(c)           Notwithstanding any other provision of this Agreement to the contrary:

(i)            No Member shall Transfer all or any part of its Units or any right or economic interest pertaining thereto if such Transfer, in the reasonable discretion of the Manager, would cause the Company to (i) be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder or (ii) fail to qualify for the safe harbor contained in Treasury Regulations Section 1.7704-1(h).

(ii)           No Transfer by a Member will be permitted unless (A) if the transferring Member (or if such transferring Member is a disregarded entity for U.S. federal income tax purposes, the first direct or indirect beneficial owner of such transferring Member that is not a disregarded entity (the “Member’s Owner”)) is a “United States person” as defined in Section 7701(a)(30) of the Code, such transferring Member (or the Member’s Owner, if applicable) shall complete and provide to both of the Transferee of such Units and the Company, a duly executed IRS Form W-9; and (B) if the transferring Member (or if such transferring Member is a disregarded entity for U.S. federal income tax purposes, the Member’s Owner) is not a “United States person” as defined in Section 7701(a)(30) of the Code, such transferring Member (or the Member’s Owner, if applicable) and such Transferee shall jointly provide to the Company, at the reasonable request of the Company, written proof reasonably satisfactory to the Manager that any applicable withholding tax that may be imposed on such transfer (including pursuant to Sections 864 and 1446(f) of the Code) and any related tax returns or forms that are required to be filed, have been, or will be, timely paid and filed, as applicable.

(d)           Any Transfer of Units pursuant to this Agreement, including this Article VIII, shall be subject to the provisions of Section 3.03.

36

Section 8.02          Certain Permitted Transfers. Subject to compliance with Sections 8.01(b), (c) and (d), the following Transfers shall be permitted: (a) any Transfer pursuant to the terms of Article IX; (b) any Permitted Transfer; and (c) any Permitted Pledge; provided, further that, in the case of (c), in the event that the lender to whom the applicable Class A Common Units have been pledged forecloses on such Class A Common Units, such Units shall automatically be redeemed and exchanged, and any share of Class B Common Stock corresponding to such Class A Common Units shall be cancelled and retired, in each case, with the provisions of Article IX applying mutatis mutandis (provided that the lender shall not be permitted to retract or revoke such exchange), such that, for the avoidance of doubt, the applicable lender shall never take ownership of such Class A Common Units (and shall not become a Member hereunder). In the case of a Permitted Transfer of any Class A Common Units by any Member to a Permitted Transferee in accordance with this Section 8.02, such Member shall also transfer a number of shares of Class B Common Stock equal to the number of Class A Common Units that were transferred by such Member in the transaction to the applicable Permitted Transferee.

Section 8.03          Registration of Transfers. When any Units are Transferred in accordance with the terms of this Agreement, the Company shall cause such Transfer to be registered on the books of the Company.

Section 8.04          Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED ON                     , 2021, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MILAN PARENT, LLC, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND MILAN PARENT, LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY MILAN PARENT, LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.

Section 8.05          Spousal Consent. Any natural person who becomes a Member will deliver to the Company an executed spousal consent from such Member’s spouse (if any) in the form determined by the Manager. If, at any time subsequent to the date of this Agreement such Member becomes legally married (whether in the first instance or to a different spouse), such Member shall cause his or her spouse to execute and deliver to the Company a spousal consent in the form determined by the Manager.

37

Article IX

REDEMPTION AND EXCHANGE RIGHTS

Section 9.01          Redemption Right of a Member.

(a)           Each Member (other than PubCo and its Subsidiaries) shall be entitled to cause the Company to redeem (a “Redemption”) its Class A Common Units in whole or in part (the “Redemption Right”) at any time and from time to time following the waiver or expiration of any contractual lock-up period relating to the shares of PubCo that may be applicable to such Member. A Member desiring to exercise its Redemption Right (a “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company, with a copy to PubCo. The Redemption Notice shall specify the number of Class A Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, not less than three (3) Business Days nor more than ten (10) Business Days after delivery of such Redemption Notice (unless and to the extent that the Manager in its sole discretion agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (the “Redemption Date”); provided, that the Redemption Notice may specify that the Redemption is to be contingent (including as to the timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of the Share Settlement into which the Redeemed Units are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Share Settlement would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property; provided, further, that the Redeeming Member, by written notice at least one (1) Business Day prior to the previously specified Redemption Date, or the Company, PubCo and the Redeeming Member, by mutual written agreement, may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date. Subject to Section 9.02 and unless the Redeeming Member timely has delivered a Retraction Notice as provided in Section 9.01(c) or has revoked or delayed a Redemption as provided in Section 9.01(d), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date):

(i)            PubCo shall make a Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement, as determined by PubCo in accordance with Section 9.01(b)) in exchange for a number of Class A Common Units equal to the number of Redeemed Units surrendered by the Redeeming Member pursuant to Section 9.01(a)(ii)(x);

(ii)           the Redeeming Member shall Transfer and surrender, free and clear of all liens and encumbrances (other than those that exist under applicable securities Laws or this Agreement) (x) the Redeemed Units to the Company, and (y) an equal number of shares of Class B Common Stock to PubCo;

(iii)          the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 9.01(b), and (z) if the Units are certificated, issue to the Redeeming Member a certificate for a number of Class A Common Units equal to the difference (if any) between the number of Class A Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to Section 9.01(a)(ii)(x) and the Redeemed Units; and

38

(iv)           PubCo shall cancel and retire for no consideration the shares of Class B Common Stock that were Transferred to PubCo pursuant to Section 9.01(a)(ii)(y) above.

(b)           PubCo shall have the option (as determined solely by at least two (2) of its independent directors (within the meaning of the rules of the Stock Exchange) who are disinterested) to elect to have the Redeemed Units be redeemed in consideration for either a Share Settlement or a Cash Settlement; provided, for the avoidance of doubt, that PubCo may elect to have the Redeemed Units be redeemed in consideration for a Cash Settlement only to the extent that PubCo has cash available in an amount equal to at least the Cash Settlement. PubCo shall give written notice (the “Election Notice”) to the Company (with a copy to the Redeeming Member) of such election on or before the earlier of (i) three (3) Business Days after delivery of the Redemption Notice and (ii) one (1) Business Day prior to the Redemption Date specified in the Redemption Notice; provided, that if PubCo does not timely deliver an Election Notice, PubCo shall be deemed to have elected the Share Settlement method (subject to the limitations set forth in this Section 9.01).

(c)           In the event PubCo elects the Cash Settlement in connection with a Redemption, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to PubCo) on or before the earlier of (i) the Redemption Date specified in the Redemption Notice and (ii) three (3) Business Days after delivery of the Election Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and PubCo’s rights and obligations under this Section 9.01 arising from the Redemption Notice.

(d)           In the event of a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists:

(i)           any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective;

(ii)           PubCo shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption;

(iii)           PubCo shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Class A Common Stock registered at or immediately following the consummation of the Redemption;

(iv)           the Redeeming Member is in possession of any material non-public information concerning PubCo, the receipt of which results in such Redeeming Member being prohibited or restricted from selling the Class A Common Stock at or immediately following the Redemption without disclosure of such information (and PubCo does not permit such disclosure);

39

(v)           any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC;

(vi)           there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded;

(vii)          there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Authority that restrains or prohibits the Redemption;

(viii)         PubCo shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Common Stock to be received upon such Redemption pursuant to an effective registration statement; or

(ix)           the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period.

If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 9.01(d), the Redemption Date shall occur on the fifth (5th) Business Day following the date on which such (i) Redeeming Member provides notice to PubCo and the Company, or (ii) PubCo or the Company provide notice to such Redeeming Member, in each case, that the condition(s) giving rise to such delay cease to exist (or such earlier day as PubCo, the Company and such Redeeming Member may agree in writing).

(e)           The number of shares of Class A Common Stock or Class C Common Stock applicable to any Share Settlement or Cash Settlement shall not be adjusted on account of dividends previously paid with respect to Class A Common Stock or Class C Common Stock or cash or cash equivalents held by PubCo; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any distribution with respect to the Redeemed Units but prior to payment of such distribution, the Redeeming Member shall be entitled to receive such distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member Transferred and surrendered the Redeemed Units to the Company prior to such date; provided, further, however, that a Redeeming Member shall be entitled to receive any and all Tax Distributions that such Redeeming Member otherwise would have received in respect of income allocated to such Member for the portion of any Fiscal Year irrespective of whether such Tax Distribution(s) are declared or made after the Redemption Date.

(f)           In the case of a Share Settlement, in the event a reclassification or other similar transaction occurs following delivery of a Redemption Notice, but prior to the Redemption Date, as a result of which shares of Class A Common Stock or Class C Common Stock, as applicable, are converted into another security, then a Redeeming Member shall be entitled to receive the amount of such other security that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

40

(g)           Notwithstanding anything to the contrary contained herein, neither the Company nor PubCo shall be obligated to effectuate a Redemption if such Redemption could (as determined in the sole discretion of the Manager) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provisions of the Code.

Section 9.02          Direct Exchange Right of the Corporation.

(a)           Notwithstanding anything to the contrary in this Article IX (other than the limitations set forth in Section 9.01 regarding PubCo’s option to select the Share Settlement or the Cash Settlement, and without limitation to the rights of the Members under Section 9.01, including the right to revoke a Redemption Notice), PubCo may, in its sole and absolute discretion (subject to the timing limitations set forth on such discretion in Section 9.01(b)), elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and the Share Settlement or the Cash Settlement, as applicable, between the Redeeming Member and PubCo (a “Direct Exchange”) (rather than contributing the Share Settlement or the Cash Settlement, as the case may be, to the Company in accordance with Section 9.01 for purposes of the Company redeeming the Redeemed Units from the Redeeming Member in consideration of the Share Settlement or the Cash Settlement, as applicable). Upon such Direct Exchange pursuant to this Section 9.02, PubCo shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Redeemed Units.

(b)           PubCo may, at any time prior to a Redemption Date (including after delivery of an Election Notice pursuant to Section 9.01(b)), deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election is subject to the limitations set forth in Section 9.01(b). An Exchange Election Notice may be revoked by PubCo at any time; provided, that any such revocation does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all of the Redeemed Units that would have otherwise been subject to a Redemption.

(c)           Except as otherwise provided by this Section 9.02, a Direct Exchange shall be consummated pursuant to the same timeframe as the relevant Redemption would have been consummated if PubCo had not delivered an Exchange Election Notice and as follows:

(i)           the Redeeming Member shall Transfer and surrender, free and clear of all liens and encumbrances (other than those that exist under applicable securities Laws or this Agreement) (x) the Redeemed Units and (y) a number of shares of Class B Common Stock equal to the number of Redeemed Units, in each case, to PubCo;

(ii)           PubCo shall (x) pay to the Redeeming Member the Share Settlement or the Cash Settlement, as applicable, and (y) cancel and retire for no consideration the shares of Class B Common Stock that were transferred to PubCo pursuant to Section 9.02(c)(i)(y) above; and

41

(iii)           the Company shall register PubCo as the owner of the Redeemed Units and, if the Units are certificated, issue to the Redeeming Member a certificate for a number of Class A Common Units equal to the difference (if any) between the number of Class A Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to Section 9.02(c)(i)(x) and the Redeemed Units.

Section 9.03          Reservation of Shares of Class C Common Stock; Listing; Certificate of PubCo, etc.

(a)           At all times PubCo shall reserve and keep available out of its authorized but unissued Class C Common Stock (or, if a Sunset Event has occurred, Class A Common Stock), solely for the purpose of issuance upon a Share Settlement in a Redemption or Direct Exchange, such number of shares of Class C Common Stock (or Class A Common Stock, if applicable) as shall be issuable upon any such Redemption or Direct Exchange; provided, that nothing contained herein shall be construed to preclude PubCo from satisfying its obligations in respect of any such Redemption or Direct Exchange by delivery of purchased Class C Common Stock (or Class A Common Stock, if applicable) (which may or may not be held in the treasury of PubCo) or by way of a Cash Settlement. PubCo shall use its commercially reasonable efforts to list the Class C Common Stock (or Class A Common Stock, if applicable) required to be delivered upon any such Redemption or Direct Exchange prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Redemption or Direct Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). PubCo covenants that all Class C Common Stock (or Class A Common Stock, if applicable) issued upon a Redemption in which a Share Settlement is made will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article IX shall be interpreted and applied in a manner consistent with any corresponding provisions of the Corporate Charter (if any).

(b)           Subject to the terms of the Registration Rights Agreement, PubCo covenants and agrees to deliver any shares of Class A Common Stock of the Share Settlement pursuant to an effective registration statement under the Securities Act with respect to any Redemption to the extent that a registration statement is effective and available for such shares. In the event that any Redemption in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Redeeming Member requesting such Redemption, PubCo and the Company shall use reasonable best efforts to promptly facilitate such Redemption pursuant to an available exemption from such registration requirements.

(c)           PubCo agrees that it has taken all or will take such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, PubCo of equity securities of PubCo (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of PubCo for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of PubCo. The authorizing resolutions shall be approved by either PubCo’s board of directors or a committee composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3) of PubCo.

42

Section 9.04          Effect of Exercise of Redemption or Direct Exchange. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange and all other rights set forth herein shall be exercised by the remaining Members and the Redeeming Member (to the extent of such Redeeming Member’s remaining interest in the Company). No Redemption or Direct Exchange shall relieve such Redeeming Member of any prior breach of this Agreement.

Section 9.05          Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that any Redemption or Direct Exchange shall be treated as a direct exchange between PubCo and the Redeeming Member for U.S. federal (and applicable state and local) income tax purposes.

Section 9.06          Other Redemption Matters.

(a)           Each Redemption shall be deemed to be effective immediately prior to the close of business on the Redemption Date, and, in the case of a Share Settlement, the Redeeming Member (or other Person(s) whose name or names in which the Share Settlement is to be issued) shall be deemed to be a holder of the shares of Class C Common Stock (or Class A Common Stock, if applicable) issued in such Share Settlement from and after that time until such shares have been disposed of. In the case of a Share Settlement, as promptly as practicable on or after (but not later than three (3) Business Days after) the Redemption Date, PubCo shall deliver or cause to be delivered to the Redeeming Member (or other Person(s) whose name or names in which the Share Settlement is to be issued) the shares of Class C Common Stock (or Class A Common Stock, if applicable) deliverable upon such Share Settlement, registered in the name of such Redeeming Member (or other Person(s) whose name or names in which the Share Settlement is to be issued). To the extent the Share Settlement is settled through the facilities of The Depository Trust Company, PubCo will upon the written instruction of a Redeeming Member, use its commercially reasonable efforts to deliver or cause to be delivered the shares of Class C Common Stock (or Class A Common Stock, if applicable) deliverable to such Redeeming Member (or other Person(s) whose name or names in which the Share Settlement is to be issued), through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Redeeming Member by no later than the close of business on the Business Day immediately following the Redemption Date.

(b)           PubCo shall bear all of its own expenses in connection with the consummation of any Redemption, whether or not any such Redemption is ultimately consummated, including any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Redemption; provided, however, that if any of the Share Settlement is to be delivered in a name other than that of the Redeeming Member that requested the Redemption (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Redeeming Member), then such Redeeming Member and/or the Person in whose name such shares are to be delivered shall pay to PubCo the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Redemption or shall establish to the reasonable satisfaction of PubCo that such tax has been paid or is not payable. The Redeeming Member shall bear all of its own expenses in connection with the consummation of any Redemption (including, for the avoidance of doubt, expenses incurred by such Redeeming Member in connection with any Redemption that are invoiced to the Company).

43

Article X

CERTAIN TRANSACTIONS WITH RESPECT TO THE CORPORATION

Section 10.01        PubCo Change of Control; PubCo Approved Recap Transaction.

(a)           In connection with a PubCo Approved Change of Control, PubCo shall have the right, in its sole discretion, to require each Member to effect a Redemption of all or a portion of such Member’s Units together with an equal number of shares of Class B Common Stock, pursuant to which such Units together with such shares of Class B Common Stock will be exchanged for shares of Class C Common Stock (or Class A Common Stock, if applicable) (or economically equivalent cash and securities of a successor entity), mutatis mutandis, in accordance with the Redemption provisions of Article IX (applied for this purpose as if PubCo had delivered an Election Notice that specified a Share Settlement with respect to such exchanges) and otherwise in accordance with this Section 10.01. Any such exchange pursuant to this Section 10.01(a) shall be effective immediately prior to the consummation of the PubCo Approved Change of Control (and, for the avoidance of doubt, shall not be effective if such PubCo Approved Change of Control is not consummated) (the date of such exchange, the “Change of Control Exchange Date”). From and after the Change of Control Exchange Date, (i) the Units and any shares of Class B Common Stock subject to such exchange shall be deemed to be transferred to PubCo on the Change of Control Exchange Date and (ii) each such Member shall cease to have any rights with respect to the Units and any shares of Class B Common Stock subject to such exchange (other than the right to receive shares of Class C Common Stock (or Class A Common Stock, if applicable) (or economically equivalent cash or equity securities in a successor entity) pursuant to such exchange, and without limiting any rights in respect of the Tax Receivable Agreement). PubCo shall provide written notice of an expected PubCo Approved Change of Control to all Members within the earlier of (x) five (5) Business Days following the execution of an agreement with respect to such PubCo Approved Change of Control and (y) ten (10) Business Days before the proposed date upon which the contemplated PubCo Approved Change of Control is to be effected, including in such notice such information as may reasonably describe the PubCo Approved Change of Control transaction, subject to Law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the PubCo Approved Change of Control, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such PubCo Approved Change of Control (which election shall be available to each Member on the same terms as holders of shares of Class A Common Stock). Following delivery of such notice and on or prior to the Change of Control Exchange Date, the Members shall take all actions reasonably requested by PubCo to effect such exchange, including taking any action and delivering any document required pursuant to this Section 10.01 to effect such exchange. Notwithstanding the foregoing, in the event PubCo requires the Members to exchange less than all of their outstanding Units (and to surrender a corresponding number of shares of Class B Common Stock for cancellation), each Member’s participation in the PubCo Approved Change of Control shall be reduced pro rata in accordance with the Members’ respective Class A Percentage Interests.

44

(b)           In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to all or any portion of shares of PubCo’s issued and outstanding Class A Common Stock is proposed and, if applicable, approved by PubCo board of directors and/or PubCo’s stockholders, as applicable (a “PubCo Approved Recap Transaction”), PubCo shall provide written notice of the PubCo Approved Recap Transaction to all Members within the earlier of (i) five (5) Business Days following the execution of an agreement (if applicable) with respect to, or the commencement of (if applicable), such PubCo Approved Recap Transaction and (ii) ten (10) Business Days before the proposed date upon which the PubCo Approved Recap Transaction is to be effected, including in such notice such information as may reasonably describe the PubCo Approved Recap Transaction, subject to Law, including the date of execution of such agreement (if applicable) or of such commencement (if applicable), the material terms of such PubCo Approved Recap Transaction, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in the PubCo Approved Recap Transaction, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such PubCo Approved Recap Transaction, and the number of Class A Common Units (and the corresponding shares of Class B Common Stock) held by such Member that is applicable to such PubCo Approved Recap Transaction. The Members (other than PubCo or its Subsidiaries) shall be permitted to participate in such offer by delivering a written notice of participation that is effective immediately prior to the consummation of such offer (and that is contingent upon consummation of such offer), and shall include such information necessary for consummation of such offer as requested by PubCo. In the case of any PubCo Approved Recap Transaction that was initially proposed by PubCo, PubCo shall use reasonable best efforts to enable and permit the Members (other than PubCo or its Subsidiaries) to participate in such transaction to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock, and to enable such Members to participate in such transaction without being required to exchange Class A Common Units (and to surrender a corresponding number of shares of Class B Common Stock for cancellation) in connection therewith. For the avoidance of doubt, in no event shall the Members be entitled to receive in such PubCo Approved Recap Transaction aggregate consideration for each Class A Common Unit that is less or greater than the consideration payable in respect of each share of Class A Common Stock in connection with a PubCo Approved Recap Transaction (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).

Article XI

LIMITATION ON LIABILITY, EXCULPATION
AND INDEMNIFICATION

Section 11.01        Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debts, obligations or liabilities of the Company solely by reason of being a Member or the Manager (except to the extent and under the circumstances set forth in any non-waivable provision of the LLC Act). Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the LLC Act shall not be grounds for imposing personal liability on the Members or the Manager for liabilities of the Company.

45

Section 11.02        Exculpation and Indemnification.

(a)           Subject to the duties of the Manager and the Officers set forth in Section 7.04 and any employment agreement and/or restrictive covenants agreement with the Company as in effect from time to time (collectively, the “Specified Covenants”), neither the Manager nor any other Covered Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. There shall be, and each Covered Person shall be entitled to, a presumption that such Covered Person acted in good faith.

(b)           A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence.

(c)           The Company shall indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, expenses (including all reasonable fees and expenses of counsel), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such Covered Person may be involved or become subject to, in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document, unless such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount (i) is as a result of a Covered Person not acting in good faith on behalf of the Company or arose as a result of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Company or (ii) results from its contractual obligations under any Transaction Agreement to be performed in a capacity other than as a Covered Person or results from a breach by such Covered Person of a Specified Covenant. If any Covered Person becomes involved in any capacity in any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document (other than any Transaction Agreement), other than (x) by reason of any act or omission performed or omitted by such Covered Person that was not in good faith on behalf of the Company or constituted a willful commission by such Covered Person of an act that is dishonest and materially injurious to the Company, or (y) as a result of its contractual obligations under any Transaction Agreement or of any breach by such Covered Person of a Specified Covenant, the Company shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided, that such Covered Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to indemnification by, or contribution from, the Company in connection with such action, suit, proceeding or investigation. If for any reason (other than the bad faith of a Covered Person or the willful commission by such Covered Person of an act that is dishonest and materially injurious to the Company) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount in such proportion as is appropriate to reflect any relevant equitable considerations.

46

(i)             The obligations of the Company under this Section 11.02(c) shall be satisfied solely out of and to the extent of the Company’s assets, and no Covered Person shall have any personal liability on account thereof.

(ii)            Given that certain Jointly Indemnifiable Claims may arise by reason of the service of a Covered Person to the Company and/or as a director, trustee, officer, partner, member, manager, employee, consultant, fiduciary or agent of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Company (collectively, the “Controlled Entities”), or by reason of any action alleged to have been taken or omitted in any such capacity, the Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements) in each case, actually and reasonably incurred by or on behalf of a Covered Person in connection with either the investigation, defense or appeal of a claim, demand, action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder (collectively, “Expenses”) in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (A) the LLC Act, (B) this Agreement, (C) any other agreement between the Company or any Controlled Entity and the Covered Person pursuant to which the Covered Person is indemnified, (D) the Laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (E) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, certificate of qualification or other organizational or governing documents of any Controlled Entity ((A) through (E) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Covered Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Covered Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Covered Person in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Covered Person against the Company and/or any Controlled Entity, as applicable, and (z) the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and the Covered Person agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 11.02(c), entitled to enforce this Section 11.02(c) as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 11.02(c) as though each such Controlled Entity was the “Company” under this Agreement. For purposes of this Section 11.02(c), the following terms shall have the following meanings:

(A)            The term “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom a Covered Person may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification or advancement obligation.

(B)            The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any claim, demand, action, suit or proceeding for which the Covered Person shall be entitled to indemnification or advancement of Expenses from both (i) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Covered Person pursuant to which the Covered Person is indemnified, the Laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

(d)            The Company shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 11.02(c) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 11.02.

Article XII

DISSOLUTION AND TERMINATION

Section 12.01         Dissolution.

(a)            The Company shall not be dissolved by the admission of Additional Members or Substitute Members. The death, disability, retirement, resignation, expulsion, bankruptcy, insolvency or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member of the Company shall not in and of itself cause dissolution of the Company.

(b)            No Member shall (i) resign from the Company prior to the dissolution and winding up of the Company except in connection with a Transfer of Units pursuant to the terms of this Agreement or (ii) take any action to dissolve, terminate or liquidate the Company or to require apportionment, appraisal or partition of the Company or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by Law, hereby waives any rights to take any such actions under Law, including any right to petition a court for judicial dissolution under Section 18-802 of the LLC Act (other than based on the matters set forth in subsection (c)(i), (ii) or (iii)).

(c)            The Company shall be dissolved and its business wound up only upon the earliest to occur of any one of the following events (each a “Dissolution Event”):

(i)             the expiration of forty-five (45) days after the sale or other disposition of all or substantially all the assets of the Company;

(ii)            upon the approval of the Manager together with the written approval of the holders of a majority of the Class A Common Units to dissolve the Company (excluding for purposes of such calculation PubCo and all Class A Common Units held directly or indirectly by it);

(iii)           a dissolution of the Company under Section 18-801(4) of the LLC Act, unless the Company is continued without dissolution pursuant thereto; or

(iv)           the entry of a decree of judicial dissolution under Section 18-802 of the LLC Act.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Dissolution Event. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Dissolution Event, the Members hereby agree to continue the business of the Company without a Liquidation.

Section 12.02         Winding Up of the Company.

(a)            The Manager shall promptly notify the other Members of any Dissolution Event. Upon dissolution, the Company’s business shall be liquidated in an orderly manner. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses otherwise attendant upon such winding up. The Manager shall appoint a liquidating trustee to wind up the affairs of the Company pursuant to this Agreement. In performing its duties, the liquidating trustee is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the LLC Act and in any reasonable manner that the liquidating trustee shall determine to be in the best interest of the Members.

(b)            The proceeds of the liquidation of the Company shall be distributed in the following order and priority:

(i)             first, to the creditors (including any Members or their respective Affiliates that are creditors, and only up to the amount they are owed in their capacity as creditors) of the Company in satisfaction of all of the Company’s liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidating trustee, reasonably necessary therefor); and

(ii)            second, to the Class A Members in the same manner as distributions under Section 5.03(b).

(c)            Distribution of Property. In the event it becomes necessary in connection with the Liquidation to make a distribution of Property in-kind, subject to the priority set forth in Section 12.02(b), the liquidating trustee shall have the right to compel each Member, treating each such Member in a substantially similar manner, to accept a distribution of any Property in-kind (with such Property, as a percentage of the total liquidating distributions to such Member), corresponding as nearly as possible to the distributions such Member would receive under Section 12.02(b) with such distribution being based upon the amount of cash that would be distributed to such Members if such Property were sold for an amount of cash equal to the fair market value of such Property, as determined by the liquidating trustee in good faith.

Section 12.03         Termination. The Company shall terminate when all of the assets of the Company, after payment of or reasonable provision for the payment of all debts and liabilities of the Company, shall have been distributed to the Members in the manner provided for in this Article XII, and the Certificate shall have been cancelled in the manner required by the LLC Act.

Section 12.04         Survival. Termination, dissolution or Liquidation of the Company for any reason shall not release any party from any liability which at the time of such termination, dissolution or Liquidation already had accrued to any other party or which thereafter may accrue in respect to any act or omission prior to such termination, dissolution or Liquidation.

Article XIII

MISCELLANEOUS

Section 13.01         Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

Section 13.02         Further Assurances. Each Member agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Law or as, in the reasonable judgment of the Manager, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 13.03         Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given to such party at the address, facsimile number or e-mail address specified for such party on the Member Schedule hereto or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 13.04         Binding Effect; Benefit; Assignment.

(a)             The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b)             Except as provided in Article VIII, no Member may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Manager.

Section 13.05          Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the Laws of any other State.

Section 13.06          Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any U.S. federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.03 shall be deemed effective service of process on such party.

Section 13.07          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.08          Counterparts; Electronic Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). This Agreement and any signed agreement or instrument contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic signature and/or electronic transmission, including by a facsimile machine or via e-mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 13.09         Entire Agreement. This Agreement, and those documents expressly referred to herein (including the Transaction Agreements), constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party, except to the extent provided herein with respect to Indemnitee-Related Entities, each of whom are intended third-party beneficiaries of those provisions that specifically relate to them with the right to enforce such provisions as if they were a party hereto.

Section 13.10         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 13.11         Amendment.

(a)            Except as otherwise contemplated by this Agreement, this Agreement may be amended or modified upon the prior written consent of the Manager, together with the prior written consent of the holders of a majority of the Class A Common Units then outstanding (excluding all Class A Common Units held directly or indirectly by PubCo). Notwithstanding the foregoing, no amendment or modification:

(i)             to this Section 13.11 may be made without the prior written consent of the Manager and each of the Members;

(ii)            to any of the terms and conditions of this Agreement, which terms and conditions expressly require the approval or action of certain Persons, may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; and

(iii)           to any of the terms and conditions of this Agreement which would (A) reduce the amounts distributable to a Class A Member pursuant to Articles V or XII in a manner that is not pro rata with respect to all Class A Members, (B) increase the liabilities of such Member hereunder, (C) otherwise materially and adversely affect a holder of Units (with respect to such Units) in a manner disproportionate to any other holder of Units of the same class or series (with respect to such Units) or (D) adversely affect in any material respect the rights of any Class A Member under Article VIII, Article IX, Article X or Article XI, shall be effective against such affected Member without the prior written consent of such Member.

Notwithstanding any of the foregoing, the Manager may make any amendment to this Agreement (A) of an administrative nature that is necessary in order to implement the substantive provisions hereof, without the consent of any other Member; provided, that any such amendment does not adversely change the rights of the Members hereunder in any respect, or (B) to reflect any changes to the Class A Common Stock, Class B Common Stock or Class C Common Stock or the issuance of any other capital stock of the Corporation.

(b)             No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 13.12          No Presumption. With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.

Section 13.13          Attorney-In-Fact. Each Member (other than any Member that is entitled to designate at least one director for election to the board of directors of PubCo pursuant to the Stockholders Agreement, including LGP and the Co-founders (each as defined therein)) hereby appoints the Company as such Member’s attorney-in-fact (with full power of substitution) and hereby authorizes the Company to the execute and deliver in such Member’s name and on its behalf any amendment of this Agreement or other document relating hereto in furtherance of such Member’s rights and obligations pursuant to this Agreement. Each Member hereby acknowledges and agrees that such proxy is coupled with an interest and shall not terminate upon any bankruptcy, dissolution, liquidation, death or incapacity of such Member.

Section 13.14          Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved Member or other party or third-party beneficiary specified in Section 13.09 will be irreparably damaged and will not have an adequate remedy at Law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at Law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Company or Members shall raise the defense that there is an adequate remedy at Law.

Section 13.15          Grant of Consent. If any consent, approval or action of the Members or Members holding a specified number of Units is required at any time pursuant to this Agreement (including pursuant to Section 13.11), such consent, approval or action shall be deemed given if (i) in the case of Saxena Milan Aggregator, LLC and each of its Permitted Transferees (and including any of their subsequent Permitted Transferees but excluding the Company and PubCo) and any Units held by such Persons (the “Saxena Units”), Saxena provides such consent, approval or action in writing at such time; provided, that following the death or disability of Saxena, then such consent, approval or action shall be deemed given if the Members holding a majority of the then outstanding Saxena Units provide such consent, approval or action in writing at such time and (ii) in the case of Schumacher Milan Aggregator, LLC and each of its Permitted Transferees (and including any of their subsequent Permitted Transferees but excluding the Company and PubCo) and any Units held by such Persons (the “Schumacher Units”), Schumacher provides such consent, approval or action in writing at such time; provided, that following the death or disability of Schumacher, then such consent, approval or action shall be deemed given if the Members holding a majority of the then outstanding Schumacher Units provide such consent, approval or action in writing at such time. By executing this Agreement, or a joinder to this Agreement, each Member that holds Saxena Units or Schumacher Units specifically acknowledges and agrees to the provision of this Section 13.15.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Limited Liability Company Agreement to be duly executed as of the day and year first written above.

MILAN PARENT, LLC

By:
Name:
Title:

MILAN LASER, INC.

By:
Name:
Title:

[MEMBERS]

By:
Name:
Title:

[Signature Page to the Third Amended and Restated
Limited Liability Company Agreement of Milan Parent, LLC]

Schedule 1 – Pre-IPO Members

Member Name and Address	Class A Common Units	Class B Common Units

Schedule 2 – Member Schedule

Member Name and Address	Class A Common Units	Class B Common Units

MILAN LASER, INC.

Policy Regarding Certain Equity Issuances

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Third Amended and Restated Limited Liability Company Agreement of Milan Laser, LLC, dated as of [______], 2021 (the “Operating Agreement”).

Pursuant to Section 10.18 of the Milan Laser, Inc. 2021 Incentive Award Plan (the “Plan”) and Section 12.12 of the Milan Laser, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), this Policy Regarding Certain Equity Issuances (this “Policy”), effective as of [____], 2021, is established to provide for the method by which shares of Class A Common Stock or other securities and/or payment therefor may be exchanged or contributed between Milan Laser, Inc. (the “Corporation”) and Milan Parent, LLC (the “Operating Company”), or any of their respective Subsidiaries, or may be returned to the Corporation upon any forfeiture of such shares of Class A Common Stock or other securities by the holder thereof, for the purpose of (i) ensuring that the relationship between the Corporation and its Subsidiaries remains at arm’s-length and (ii) maintaining economic parity between one share of Class A Common Stock and one Class A Common Unit by preserving the one-to-one ratio between the number of shares of Class A Common Stock outstanding and the number of Class A Common Units held by the Corporation. For purposes of this Policy, “Common Stock” refers to the Class A Common Stock of the Corporation.

In the event of any conflict between the Operating Agreement, the Plan or the ESPP and this Policy, the Operating Agreement, the Plan or the ESPP, as applicable, will control. In the event of any conflict between the Operating Agreement and the Plan or the Operating Agreement and the ESPP, unless explicitly stated otherwise, the Operating Agreement will control. This Policy may be modified, supplemented or terminated at any time and from time to time in the Corporation’s discretion.

1.	Restricted Stock Awards

a.	Transfers of Restricted Stock to Corporation Employees, Consultants or Directors. The following shall apply to Restricted Stock granted under the Plan to Employees and Consultants of the Corporation and Directors (each as defined in the Plan and, collectively, “Corporation Service Providers”) in consideration for services performed by such Corporation Service Providers:

i.	Issuance of Restricted Stock.

A.	The Corporation shall issue such number of shares of Restricted Stock (as defined in the Plan) as are issued to the Corporation Service Provider in accordance with the terms of the Plan.

B.	Concurrently with or prior to such issuance, a Corporation Service Provider shall pay the purchase price (if any) of the Restricted Stock to the Corporation in exchange for the issuance of the Restricted Stock.

C.	Prior to the Vesting Date (as defined below), the Corporation shall pay dividends to the holder of the Restricted Stock and make any other payments to the Corporation Service Provider as the terms of the Restricted Stock award provide for. The Corporation and the Operating Company shall treat such payments as having been made by the Corporation, and the Corporation shall report such payments as compensation to the Corporation Service Provider for all purposes. Prior to the Vesting Date (as defined below), the Operating Company shall pay to the Corporation the amount of any such payments that the Corporation is required to pay to the Corporation Service Provider, as a reimbursement of Corporation expenses pursuant to Section 7.06 of the Operating Agreement.

ii.	Vesting of Restricted Stock. On the date when the value of any share of Restricted Stock is includible in the taxable income (with respect to each such share, the “Vesting Date”) of the Corporation Service Provider, the following events shall occur or be deemed to have occurred:

A.	If required by Section 7.06 of the Operating Agreement, the Operating Company shall be deemed to reimburse the Corporation for the compensation expense equal to the amount includible in the taxable income of the Corporation Service Provider.

B.	The Operating Company shall issue to the Corporation on the Vesting Date a number of Class A Common Units equal to the number of such shares of Restricted Stock that are includible in the taxable income of the Corporation Service Provider as of the applicable Vesting Date in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Class A Common Units issued in accordance with this section, multiplied by the Fair Market Value (as defined in the Plan).

b.	Transfers of Restricted Stock to Employees and Consultants of the Operating Company. The following shall apply to Restricted Stock granted under the Plan to Employees and Consultants of the Operating Company or its Subsidiaries (each, “Operating Company Service Providers”) in consideration for services performed by such Employees and Consultants for the Operating Company or its Subsidiaries:

i.	Issuance of Restricted Stock.

A.	The Corporation shall issue such number of shares of Restricted Stock as are issued to the Operating Company Service Provider in accordance with the terms of the Plan.

B.	Concurrently with or prior to such issuance, an Operating Company Service Provider shall pay the purchase price (if any) of the Restricted Stock to the Corporation in exchange for the issuance of the Restricted Stock.

C.	The Corporation shall transfer any such purchase price to the Operating Company (or, if the Operating Company Service Provider is an employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company). For tax purposes, any such purchase price shall be treated as paid by the Operating Company Service Provider to the Operating Company (or an applicable Subsidiary) as the employer of the Employee or the recipient of the Consultant’s services (i.e., not a capital contribution).

D.	Prior to the Vesting Date, the Corporation shall pay dividends to the holder of the Restricted Stock and make any other payments to the Operating Company Service Provider as provided by the terms of the Restricted Stock Award Agreement, provided that the Operating Company (or, if the Operating Company Service Provider is an employee or other service provider of a Subsidiary of the Operating Company, the Subsidiary of the Operating Company) shall reimburse the Corporation for such amounts and deduct such amounts as compensation. In order to effectuate the foregoing, in addition to the Operating Company’s distributions to the Corporation with respect to the Class A Common Units held by the Corporation, the Operating Company (or the applicable Subsidiary) shall make an additional payment to the Corporation in the amount of this reimbursement, which shall not be treated as a partnership distribution. Such dividend or other payments shall be treated as having been made by the Operating Company (or the applicable Subsidiary), and not by the Corporation, to such Operating Company Service Provider, and the Operating Company (or the applicable Subsidiary) shall report such payments as compensation to the Operating Company Service Provider for all purposes.

ii.	Vesting of Restricted Stock. On the Vesting Date of any shares of Restricted Stock of the Operating Company Service Provider, the following events shall occur or be deemed to have occurred:

A.	The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, such shares of Restricted Stock that are includible in the taxable income of the Operating Company Service Provider on such Vesting Date (the “Operating Company Purchased Restricted Stock”). The deemed price paid by the Operating Company (or a Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased Restricted Stock shall be an amount equal to the product of (x) the number of shares of Operating Company Purchased Restricted Stock and (y) the Fair Market Value (as defined in the Plan) of a share of Common Stock on the Vesting Date.

B.	The Operating Company (or any Subsidiary of the Operating Company) shall be deemed to transfer Operating Company Purchased Restricted Stock to the Operating Company Service Provider at no additional cost, as additional compensation.

C.	The Operating Company shall issue to the Corporation on the Vesting Date a number of Class A Common Units equal to the number of shares of Operating Company Purchased Restricted Stock in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Class A Common Units issued in accordance with this section, multiplied by the Fair Market Value (as defined in the Plan). In the case where an Operating Company Service Provider is an employee or service provider to a Subsidiary of the Operating Company, then the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.

2.	Restricted Stock Unit and Other Stock or Cash Based Awards. The following shall apply to all Restricted Stock Units and Other Stock or Cash Based Awards (other than cash awards) (each as defined in the Plan) granted under the Plan and settled in shares of Common Stock:

a.	Transfers of Common Stock to Corporation Service Providers. The Corporation shall issue such number of shares of Common Stock as are to be issued to the Corporation Service Provider in accordance with the terms of the Plan and any Restricted Stock Unit or applicable Other Stock or Cash Based Award to a Corporation Service Provider in accordance with the Plan and, as soon as reasonably practicable after such Award is settled, with respect to each such settlement:

i.	If required by Section 7.06 of the Operating Agreement, the Operating Company shall be deemed to reimburse the Corporation for the compensation expense equal to the amount includible in the taxable income of the Corporation Service Provider with respect to such Award.

ii.	The Operating Company shall issue to the Corporation on the date of settlement a number of Class A Common Units equal to the number of shares of Common Stock issued in settlement of the Restricted Stock Unit or applicable Other Stock or Cash Based Award in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Class A Common Units issued in accordance with this section, multiplied by the Fair Market Value (as defined in the Plan).

b.	Transfer of Common Stock to Operating Company Service Providers. The Corporation shall issue such number of shares of Common Stock as are to be issued to an Operating Company Service Provider in accordance with the terms of the Plan and any Restricted Stock Unit or applicable Other Stock or Cash Based Award to an Operating Company Service Provider in accordance with the Plan and, as soon as reasonably practicable after such Award is settled, with respect to each such settlement:

i.	The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, the number of shares of Common Stock (the “Operating Company Purchased RSU/Other Award Shares”) equal to the number issued in settlement of the Restricted Stock Units or Other Stock or Cash Based Awards. The deemed price paid by the Operating Company (or Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased RSU/Other Award Shares shall be an amount equal to the product of (x) the number of Operating Company Purchased RSU/Other Award Shares and (y) the Fair Market Value (as defined in the Plan) of a share of Common Stock at the time of settlement.

ii.	The Operating Company (or Subsidiary of the Operating Company) shall be deemed to transfer such shares of Common Stock to the Operating Company Service Provider at no additional cost, as additional compensation.

iii.	The Operating Company shall issue to the Corporation on the date of settlement a number of Class A Common Units equal to the number of Operating Company Purchased RSU/Other Award Shares in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Class A Common Units issued in accordance with this section, multiplied by the Fair Market Value (as defined in the Plan). In the case where an Operating Company Service Provider is an employee or service provider to a Subsidiary of the Operating Company, the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.

c.	Other Full-Value Awards. To the extent the Corporation grants full-value Awards (as defined in the Plan) (other than Restricted Stock, Restricted Stock Units and Other Stock and Cash Based Awards), the provisions of this Section 2 shall apply mutatis mutandis with respect to such full-value Awards, to the extent applicable (as determined by the Administrator (as defined in the Plan).

3.	Stock Options. The following shall apply to Options (as defined in the Plan) granted under the Plan:

a.	Transfer of Common Stock to Corporation Service Providers. As soon as reasonably practicable after receipt by the Corporation, pursuant to the Plan, of payment for the shares of Common Stock with respect to which an Option (which in the case of a Corporation Service Provider was issued to and is held by such Corporation Service Provider in such capacity), or portion thereof, is exercised by a Corporation Service Provider:

i.	The Corporation shall transfer to the holder of such Option the number of shares of Common Stock equal to the number of shares of Common Stock subject to the Option (or portion thereof) that is exercised.

ii.	The Corporation, shall, as soon as practicable after such exercise, make a Capital Contribution to the Operating Company in an amount equal to the exercise price paid to the Corporation by such Corporation Service Provider in connection with the exercise of the Option. If required by Section 7.06 of the Operating Agreement, the Operating Company shall be deemed to reimburse the Corporation for the compensation expense equal to the Fair Market Value (as defined in the Plan) of a share of Common Stock as of the date of exercise multiplied by the number of shares of Common Stock then being issued in connection with the exercise of such Option less the exercise price paid to the Corporation by such Corporation Service Provider in connection with the exercise of the Option. Notwithstanding the amount of the Capital Contribution actually made pursuant to this Section 3(a)(ii), the Corporation shall be deemed to have contributed to the Operating Company as a Capital Contribution, in lieu of the Capital Contribution actually made, an amount equal to the Fair Market Value (as defined in the Plan) of a share of Common Stock as of the date of exercise multiplied by the number of shares of Common Stock then being issued in connection with the exercise of such Option.

iii.	The Operating Company shall issue to the Corporation, on the date of the deemed Capital Contribution described in Section 3(a)(ii) hereof, a number of Class A Common Units equal to the number of issued shares of Common Stock pursuant to Section 3(a)(i) hereof, in consideration for the deemed Capital Contribution described in Section 3(a)(ii) hereof.

b.	Transfer of Common Stock to Operating Company Service Providers. As soon as reasonably practicable after receipt by the Corporation, pursuant to the Plan, of payment for the shares of Common Stock with respect to which an Option (which was issued to and is held by an Operating Company Service Provider in such capacity), or portion thereof, is exercised by an Operating Company Service Provider:

i.	The Corporation shall transfer to the Operating Company Service Provider the total number of shares of Common Stock with respect to which the Option was exercised (the “Total Purchased Shares”). Of the Total Purchased Shares, the number of shares of Common Stock that shall be deemed to be transferred to the Operating Company Service Provider on behalf of the Operating Company shall be equal to (A) the amount of the exercise price paid by the Operating Company Service Provider to the Corporation pursuant to the Plan divided by (B) the Fair Market Value (as defined in the Plan) of a share of Common Stock at the time of exercise (the “Operating Company Holder Purchased Shares”).

ii.	The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, the number of shares of Common Stock (the “Operating Company Purchased Option Shares”) equal to the excess of (A) the number of shares subject to the Option (or portion thereof) that is exercised, over (B) the number of Operating Company Holder Purchased Shares. The deemed price paid by the Operating Company (or a Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased Option Shares shall be an amount equal to the product of (x) the number of Operating Company Purchased Option Shares and (y) the Fair Market Value (as defined in the Plan) of a share of Common Stock at the time of the exercise.

iii.	The Operating Company (or a Subsidiary of the Operating Company) shall be deemed to transfer the Operating Company Purchased Option Shares to the Operating Company Service Provider at no additional cost, as additional compensation.

iv.	The Operating Company shall issue to the Corporation on the date of exercise a number of Class A Common Units equal to the sum of the number of Operating Company Holder Purchased Shares and the number of Operating Company Purchased Option Shares in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Class A Common Units issued in accordance with this section, multiplied by the Fair Market Value (as defined in the Plan). In the case where an Operating Company Service Provider is an employee or service provider to a Subsidiary of the Operating Company, the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.

c.	Stock Appreciation Rights and ESPP Rights. To the extent (i) the Corporation grants any Stock Appreciation Rights (as defined in the Plan) or (ii) the Corporation grants any rights to participate in the ESPP, the provisions of this Section 3 shall apply mutatis mutandis with respect to such Stock Appreciation Rights or ESPP rights, in each such case to the extent applicable (as determined by the Administrator).

d.	Dividend Equivalent Awards. With respect to Dividend Equivalents (as defined in the Plan) granted under the Plan to Operating Company Service Providers, the Corporation shall make any payments to an Operating Company Service Provider under the terms of the Dividend Equivalent award, provided that the Operating Company (or, if the Operating Company Service Provider is an employee or other service provider of a Subsidiary of the Operating Company, such Subsidiary of the Operating Company) shall reimburse the Corporation for such amounts and deduct such amounts as compensation. In order to effectuate the foregoing, in addition to the Operating Company’s (or the applicable Subsidiary’s) distributions to the Corporation with respect to Class A Common Units held by the Corporation, the Operating Company (or the applicable Subsidiary) shall make an additional payment to the Corporation in the amount of this reimbursement, which shall not be treated as a partnership distribution. Such payments shall be treated as having been made by the Operating Company (or the applicable Subsidiary), and not by the Corporation, to such Operating Company Service Provider, and the Operating Company (or the applicable Subsidiary) shall report such payments as compensation to such Operating Company Service Provider for all purposes.

4.	Forfeiture, Surrender or Repurchase of Common Stock. If any shares of Common Stock granted under the Plan are (a) forfeited or surrendered by any Operating Company Service Provider or Corporation Service Provider or (b) repurchased from any Operating Company Service Provider or Corporation Service Provider by the Corporation, the Operating Company or a Subsidiary, (i) the shares of Common Stock forfeited, surrendered or repurchased shall be returned to the Corporation, (ii) the Corporation (or, in the case of an Operating Company Service Provider, the Operating Company or a Subsidiary of the Operating Company, as applicable) shall pay the repurchase price (if any) of the repurchased shares of Common Stock to such Operating Company Service Provider or Corporation Service Provider, and (iii) the Operating Company shall, contemporaneously with such forfeiture, surrender or repurchase of shares of Common Stock, redeem or repurchase a number of the Class A Common Units held by the Corporation equal to the number of forfeited, surrendered or repurchased shares of Common Stock, such redemption or repurchase to be upon the same terms and for the same price per Class A Common Unit as such shares of Common Stock are forfeited, surrendered or repurchased.